UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Amendment No. 1)

CREATIVE BUSINESS CONCEPTS, INC.

(Name of small business issuer as specified in its charter)

California             7373      33-0342202

State or other jurisdiction of      (Primary Standard Industrial      (IRS Employer

incorporation or organization)       Classification Code Number)      Identification Number)

One Technology Drive

Building H

Irvine, CA 92618

949-727-3104

(Address and telephone number of registrant's principal executive offices)

J. Richard Shafer, President

One Technology Drive

Building H

Irvine, CA 92618

949-727-3104

(Name, address and telephone number of agent for service)

Please send a copy of all communications to:

Keith A. Rosenbaum

SPECTRUM LAW GROUP, LLP

1900 Main Street, Suite 125

Irvine, California  92614

Telephone (949) 851-4300       Fax (949) 851-5940

Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.

If  any  of  the securities being registered on this Form are to be offered on a delayed  or  continuous  basis  pursuant to Rule 415 under the Securities Act of 1933,  check  the  following  box  [X].

If this Form is filed to register additional securities for an offering pursuant to  Rule  462(b)  under the Securities Act, check the following box and list the Securities  Act  registration  statement  number  of  the  earlier  effective registration statement for the same offering. [ ]

If  this  Form is a post-effective amendment filed pursuant to Rule 462(c) under the  Securities  Act,  check  the  following  box  and  list  the Securities Act registration  statement  number  of the earlier effective registration statement for the same offering. [ ]

If  delivery  of  the  prospectus  is  expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each

Amount

Proposed Maximum

Proposed Maximum

Amount of

Class of Securities

To Be Registered

Offering Price Per

Aggregate

Registration Fee

To Be Registered

Unit/Share

Offering Price

Common Stock,

par value $0.0

1,000,000

$5.00

$5,000,000.00

$634.00

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATES AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION: JANUARY 7, 2005

PROSPECTUS

CREATIVE BUSINESS CONCEPTS, INC.

1,000,000 SHARES OF COMMON STOCK

1,000,000 SHARES ARE BEING OFFERED BY US

This is our initial public offering. Prior to this offering no public market existed for our common stock. All 1,000,000 shares of our common stock, zero ($0) par value, being offered are being sold by us. We will receive the proceeds from the sale of the 1,000,000 shares offered by us.

There is no public market for our common stock. Our common stock does not presently trade on any exchange or electronic medium. We will soon file an application to have our common stock listed on the OTC Bulletin Board.

The 1,000,000 shares offered by us in the Prospectus will be a “self-underwritten” offering, with no minimum purchase requirement. However, we do reserve the right to pay commissions of up to 10% for broker participation.

The 1,000,000 shares offered by us is a best efforts offering and is made on a continuous basis until September 30, 2005. We reserve the right to end this Offering anytime prior to September 30, 2005, whether or not the entire number of shares has been sold or not. If the market price of our common stock falls significantly below the $5.00 offering price in this Registration Statement, we may be forced to withdraw the unsold shares from this offering or file a post-effective amendment to this Registration Statement offering the unsold shares at a lower per share price. Funds received from the sale of the 1,000,000 shares offered by us will not be placed in an escrow account and will be immediately available for our use.

Per Share

Total

Price to the public

$5.00

$5,000,000

Offering expenses

$0.07

$70,000

Proceeds to CBC

$4.93

$4,930,000

INVESTING IN OUR COMMON STOCK INVOLVES RISKS.

A PURCHASER OF THESE SHARES RISKS LOSS OF

HIS OR HER ENTIRE INVESTMENT.

SEE “RISK FACTORS” BEGINNING ON PAGE 4.

The information in this Prospectus is not complete and may be changed. The Company may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission, of which this Prospectus is a part, is declared effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is January 5, 2004.

SECTION TITLE

PAGE

PROSPECTUS SUMMARY

Our Company

5

How to Contact Us

5

Sales by Selling Stockholders

5

The Offering

6

Our Capital Structure and Shares

6

Eligible for Future Sales

6

RISK FACTORS

6

Risks About Our Business

7

Risks About Our Stock and This Offering

9

Risks About Our Industry

10

USE OF PROCEEDS

12

DETERMINATION OF OFFERING PRICE

12

DILUTION

12

SELLING SECURITY HOLDERS

13

PLAN OF DISTRIBUTION

13

LEGAL PROCEEDINGS

14

DIRECTORS, EXECUTIVE OFFICERS,

14

PROMOTERS AND CONTRACT PERSONS

14

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

15

OWNERS AND MANAGEMENT

15

DESCRIPTION OF SECURITIES

16

INTEREST OF NAMED EXPERTS AND COUNSEL

16

EXPERTS

16

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

16

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

17

DESCRIPTION OF BUSINESS

18

History

18

Industry Overview

18

Specialty Communications Systems

18

WIFI

19

BUSINESS OVERVIEW

19

About IT Security

19

About IT Integration

21

About Telecom

22

About WIMAX

22

Customers

23

Competition

23

Suppliers

25

Sales And Marketing

25

Employees

25

More About Our Business

25

MANAGEMENT’S DISCUSSION

AND ANALYSIS OF PLAN OF OPERATION

27

Critical Accounting Policies

27

Overview

27

Revenue

28

Direct Costs and Expenses

28

Expenses

29

Results of Operations

29

Nine Months Ended September 30, 2004

29

Compared To The Nine Months Ended September 30, 2003.

29

Year Ended 12-31-2003 Compared To Year Ended December 31, 2002

30

Liquidity and Capital Resources

30

Plan of Operations

31

Number of Shareholders

31

Penny Stock Rules

31

Dividends

32

DESCRIPTION OF PROPERTIES

32

EXECUTIVE COMPENSATION

32

DIRECTORS COMPENSATION

32

TRANSFER AGENT

33

CAUTIONARY STATEMENT

CONCERNING FORWARD-LOOKING STATEMENTS

33

FINANCIAL STATEMENTS

F-1

INDEMNIFICATION OF DIRECTORS AND OFFICERS

34

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

35

RECENT SALES OF UNREGISTERED SECURITIES\

35

ADDITIONAL INFORMATION

36

EXHIBITS

37

UNDERTAKINGS

37

SIGNATURE PAGE

39

PROSPECTUS SUMMARY

The following information is a summary of the Prospectus and it does not contain all of the information you should consider before making an investment decision. You should read the entire Prospectus carefully, including the financial statements and the notes relating to the financial statements.

OUR COMPANY

Creative Business Concepts, Inc. (“CBC” or the “Company”) was formed in 1989 as a result of a need for businesses to communicate more efficiently with both their clients and employees. CBC is a wireless and business systems provider specializing in WiFi/WiMAX, Security, IT Integration, and Telecom. As part of these offering of services, the Company designs and installs specialty communication systems for data, voice, video, and telecom. We determine our clients’ requirements by doing a needs analysis and site audit. Then we implement our design and specification of the specialty communication system with the deployment of a fixed Wireless Local Area Network, or WLAN. We believe we can integrate superior solutions across a vast majority of communication requirements because we have experts in each aspect of communication services from the design, project management, and installation of our products through the maintaining of our products.

We have a three-pronged approach to our business model. First, is the continued focus on our core competency of security analysis and needs assessment which entails project management services, inventory management, maintaining project timelines, auditing completed work and quality assurance of projects in wired networking infrastructure, design, installation, and support of communications solutions. Second, is to leverage that expertise in our pursuit of the infrastructure build-out of Wi-Fi and WiMAX. With our experience and expertise in the wired networking infrastructure industry, we can design, manage, install, and service our wireless customers with the same processes, personnel, and management. Many of our competitors are new to deploying wireless infrastructure and have never installed any type of infrastructure. We believe we can leverage our expertise to compete in this new technology. Third, is to generate recurring revenue streams through management contracts we execute with our clients.

HOW TO CONTACT US

Our executive offices are located at One Technology Drive, Building H, Irvine, California, 92618. Our phone number is 949-727-3104.

SALES BY SELLING STOCKHOLDERS

This Prospectus does not provide for registration by any of our existing shareholders.

THE OFFERING

Common stock offered

1,000,000 shares

Use of proceeds

We will receive all proceeds from the sale of the common stock registered under this Registration Statement. All proceeds will be used for working capital and general corporate expenses, expansion of our internal operations, potential acquisition costs, and costs for additional borrowing and capital. See “Use of Proceeds”.

OUR CAPITAL STRUCTURE AND SHARES ELIGIBLE FOR FUTURE SALE

As of December 31, 2004, the Company had 100,000,000 Shares of common stock authorized for issuance.

As of December 30, 2004, the Company had 5,000,000 Shares of common stock issued and outstanding.

As of December 30, 2004, the Company had at least 812,469 shares of common stock potentially issuable upon the exercise of a conversion feature contained in four (4) separate promissory notes (the “Convertible Notes”). The notes are in the respective amounts of $287,500, $525,000, $237,500, and $420,000, and each of the Convertible Notes is in favor of an existing shareholder of the Company. Each of the Convertible Notes are dated September 30, 2004 and are due on September 30, 2007, although each of the Convertible Notes may be prepaid, in whole or in part, at any time by the Company upon 30-days prior notice. The Convertible Notes carry an interest rate of 8% per annum. The holder of each of the respective Convertible Notes is entitled to convert the outstanding principal balance and all accrued and unpaid interest into shares of common stock, at any time after September 30, 2005, at a conversion price for each share of common stock equal to $2.00 per share of common stock.

As of December 31, 2004, the Company issued, effective as of December 31, 2004, a total of 125,000 Shares of Common Stock to certain accredited investors. These accredited investors each paid $1.00 per Share to acquire the 125,000 Shares. All 125,000 shares were acquired as part of a separate private offering of shares that was closed on December 31, 2004.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information included in this Prospectus. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially and adversely affected, and you may lose some or all of your investment. You should consider carefully these risk factors before you decide to purchase our shares.

Some of the information in this Prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may”, “will”, “expect”, “anticipate”, “believe”, “estimate”, and “continue” or similar words. You should read statements that contain these words carefully because they:

•

discuss our future expectations;

•

contain projections of our future results of operations or of our financial condition; and

•

state other “forward-looking” information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors listed in this section, as well as any cautionary language in this Prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should be aware that the occurrence of the events described in these risk factors could have an adverse effect on our business, results of operations and financial condition.

RISKS ABOUT OUR BUSINESS

OUR INDEPENDENT ACCOUNTANTS HAVE ISSUED A GOING CONCERN OPINION.

Our audited financial statements for the fiscal year ended December 31, 2003, reflect a net loss of $1,026,086. Our unaudited financial statements for the nine month period ended September 30, 2004 reflect a net loss of $512,661. These conditions raised substantial doubt about our ability to continue as a going concern. If we do not acquire sufficient additional funding or alternative sources of capital to meet our working capital, we may have to substantially curtail our operations and business plan.

WE HAVE GENERATED SIGNIFICANT LOSSES AND MAY GENERATE OPERATING LOSSES FOR THE FORESEEABLE FUTURE. THEREFORE WE MAY NOT BECOME PROFITABLE.

We have sustained operating losses in the past. Our net losses for the fiscal year ended December 31, 2003, were $1,026,086. Through September 30, 2004 we have generated an accumulated deficit of $1,762,148. While we expect operating losses to continue, through the first quarter of 2005 we do anticipate that in second quarter of 2005 the Company will turn profitable. When this Registration Statement is declared effective by the SEC, we are hopeful that we will be able to access a new credit facility in the amount of $1,000,000 and raise money from the sale of securities, all of which we believe will be sufficient to support our business and operations for at least the next 12 months. However, if this Registration Statement is not declared effective, or we can not draw on the new credit facility for other reasons, we could continue operating for the next twelve months but may have to significantly curtail operations. As a result, we may not become profitable, or if we become profitable, we may not remain profitable.

WE HAVE SUBSTANTIAL INDEBTEDNESS WHICH MAY AFFECT OUR ABILITY TO MAINTAIN OR GROW OUR OPERATIONS.

We had a working capital deficit at September 30, 2004 of $383,302 and we have $1,483,442 in long term liabilities as of September 30, 2004. $1,470,000 of this is represented by convertible notes which are due on September 30, 2007 As a result of our level of debt and the terms of our debt instruments:

Our vulnerability to adverse general economic conditions is heightened; we will be required to dedicate a substantial portion of our cash flow from operations to repayment of debt, limiting the availability of cash for other purposes;

We  are  and will continue to be limited by financial and other restrictive covenants in our ability to borrow additional funds, consummate asset sales, enter into transactions with affiliates or conduct mergers and acquisitions; our flexibility in planning for, or reacting to, changes in our business and industry will be limited;  and

Our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes, or other purposes may be impaired.

Our ability to pay principal and interest on our indebtedness and to satisfy our other debt obligations will partly depend upon our future operating performance, which will be affected by prevailing economic conditions and financial, business, and other factors, some of which are beyond our control. If we are unable to service our indebtedness, we will be forced to take actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing our indebtedness or seeking additional equity capital. We may not be able to affect any of these remedies on satisfactory terms, or at all.

OUR OPERATING RESULTS WILL FLUCTUATE SIGNIFICANTLY FOR THE FORESEEABLE FUTURE, WHICH MAY AFFECT OUR STOCK PRICE.

Our quarterly results of operations have varied in the past and are likely to continue to vary significantly from quarter to quarter. Our operating expenses are relatively fixed in the short term. If our revenues are lower than expected, our results of operations could be adversely affected. Additionally, we are unable to forecast our future revenues with certainty because our business plan contemplates the acquisition of new enterprises. Many factors can cause our financial results to fluctuate, some of which are outside of our control. Quarter-to-quarter comparisons of our operating results may not be meaningful and you should not rely upon them as an indication of our future performance. In addition, during certain future periods our operating results likely will fall below the expectations of public market analysts and investors. In this event, the market price of our common stock likely would decline.

WE NEED ADDITIONAL CAPITAL TO GROW OUR BUSINESS AND WE MAY NOT BE ABLE TO FIND SUCH CAPITAL ON ACCEPTABLE TERMS.

Our business plan contemplates the acquisition of new enterprises and the proceeds from our existing financing arrangements may not be sufficient to fully implement our business plan. Additionally, we may not be able to generate sufficient revenues from our existing operations to fund our capital requirements. Accordingly, we may require additional funds to enable us to operate profitably. Such financing may not be available on terms acceptable to us. Our current credit facility does not provide for any additional borrowing. The Company is in need of a larger credit facility with additional borrowing capacity based on inventory and accounts receivable of the Company. We may not be able to arrange any such debt financing. Additionally, we may not be able to successfully consummate additional offerings of stock or other securities in order to meet our future capital requirements. If we cannot raise additional capital through issuing stock or bank borrowings, we may not be able to grow our business.

OUR BUSINESS STRATEGY INCLUDES IDENTIFYING NEW BUSINESSES TO ACQUIRE, AND IF WE CAN NOT INTEGRATE ACQUISITIONS INTO OUR COMPANY SUCCESSFULLY, WE MAY NOT BECOME PROFITABLE.

Our success partially depends upon our ability to identify and acquire undervalued businesses. Although we believe that there are companies available for potential acquisition that are undervalued and might offer attractive business opportunities, we may not be able to make any acquisitions, and if we do make acquisitions, they may not be profitable.

WE DEPEND ON OUR KEY PERSONNEL AND IF THOSE PERSONNEL LEAVE THE COMPANY, OUR BUSINESS MAY BE HARMED.

At this time, we are dependent upon J. RICHARD SHAFER and DAVID PARKER, two of our operating officers. While we anticipate that we will enter into employment agreements with both Mr. Shafer and Mr. Parker in January, 2005, it is anticipated that neither employment agreement will obligate either to remain as our Chief Executive Officer or our Chairman of the Board, respectively. We do not maintain insurance on the lives of our officers, directors, or key employees. The loss of their services would have a material adverse effect on our business. We elect our directors each year and while we expect to reelect our directors currently on the Board, our directors are not obligated to continue in their positions.

SOME OF OUR POTENTIAL FUTURE GROWTH DEPENDS ON INCREASING CUSTOMER ACCEPTANCE OF WIRELESS NETWORKS, AND TO THE EXTENT THAT SUCH ACCEPTANCE FAILS TO INCREASE, WE MAY NOT GROW OUR BUSINESS.

While the majority of our revenues are currently derived from the installation of computer networks, security evaluations, and management contracts, we believe that improving wireless technology will eventually make wireless systems an acceptable alternative to many of our potential customers. We have begun to enter the wireless marketplace and believe this technology could lead to future growth for our company. The wireless industry has historically experienced a dramatic rate of growth both in the United States and internationally. If the rate of growth should slow down and end users continue to reduce their capital investments in wireless infrastructure or fail to expand their networks, we may not be able to expand our business.

FAILURE TO PROPERLY MANAGE PROJECTS MAY RESULT IN COSTS OR CLAIMS.

Our engagements often involve large scale, highly complex projects involving wireless networks and traditional networks and other types of specialty communication systems utilizing leading technology. The quality of our performance on such projects depends in large part upon our ability to manage the relationship with our customers, and to effectively manage the project and deploy appropriate resources, including third-party contractors, and our own personnel, in a timely manner. Any defects or errors or failure to meet clients’ expectations could result in claims for substantial damages against us. Our contracts generally limit our liability for damages that arise from negligent acts, error, mistakes or omissions in rendering services to our clients. However, we cannot be sure that these contractual provisions will protect us from liability for damages in the event we are sued. In addition, in certain instances, we guarantee customers that we will complete a project by a scheduled date or that the network will achieve certain performance standards. As a result, we often have to make judgments concerning time and labor costs. If the project or network experiences a performance problem, we may not be able to recover the additional costs we will incur, which could exceed revenues realized from a project. Finally, if we miscalculate the resources or time we need to complete a project with capped or fixed fees, our operating results could seriously decline.

RISKS ABOUT OUR STOCK AND THIS OFFERING

CERTAIN INSIDERS HAVE ENOUGH SHARES TO EXERCISE CONTROL OVER MATTERS SUBJECT TO INVESTOR VOTE WHICH COULD ADVERSELY AFFECT OUR STOCK PRICE.

As of September 30, 2004, officers and directors controlled 67% of our common stock and therefore control the election of directors and all other matters subject to stockholder vote. This concentration of ownership may also have the effect of delaying or preventing a change of control, even if this change of control would benefit certain shareholders. These shareholders may make decisions that may not be in the best interest of minority stockholders. As a result, this concentration of ownership could have an adverse effect on the market price of our common stock.

OUR STOCK PRICE COULD BE VOLATILE AND YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT A PRICE HIGHER THAN WHAT YOU PAID.

There is no current public market for our common stock. If our common stock is sold on the public market after registration under this Registration Statement, the market for our shares could be highly volatile. The trading price of our common stock could be subject to wide fluctuations in response to, among other things, quarterly variations in operating and financial results, announcements of technological innovations or new products by our competitors or us, changes in prices of our products and services or our competitors’ products and services, changes in product mix, changes in our revenue, and revenue growth rates.

WE MAY NEED TO COMPLY WITH PENNY STOCK REGULATIONS WHICH COULD EFFECT THE LIQUIDITY AND PRICE OF OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to, among other things:

Deliver a standardized risk disclosure document prepared by the SEC;

Provide the customer with current bid and offers quotations for the penny stock;

Explain the compensation of the broker-dealer and its salesperson in the transaction;

Provide monthly account statements showing the market value of each penny stock held in the customer’s account;

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment; and

Provide a written agreement to the transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock. Because our shares may be subject to the penny stock rules, you may find it more difficult to sell your shares.

CONVERTIBLE NOTE HOLDERS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK.

Our common stock to be issued under the convertible notes issued by the Company will be purchased at a substantial discount to the price for the common stock being registered under this Prospectus. The holders of the convertible notes have a financial incentive to exercise their conversion rights. If these conversion rights are exercised, it could decrease the price of our common stock.

RISKS ABOUT OUR INDUSTRY

OUR INDUSTRY HAS RAPIDLY CHANGING TECHNOLOGY AND, IF WE DO NOT STAY CURRENT, WE MAY LOSE CUSTOMERS AND OUR BUSINESS WILL BE HARMED.

The network installation, integration, and management industry and related technology business involve a broad range of rapidly changing technologies. Our technologies may not remain competitive over time, and others may develop technologies that are superior to ours which may render our products non-competitive. Our business may depend on trade secrets, know-how, continuing innovations, and licensing opportunities to develop and maintain our competitive position. Others may independently develop equivalent proprietary information or otherwise gain access to or disclose our information. Our confidentiality agreements on which we rely may not provide meaningful protection of any trade secrets on which we may depend for success, or provide adequate remedies in the event of unauthorized use or disclosure of confidential information or prevent our trade secrets from otherwise becoming known to or independently discovered by our competitors.

THE SUCCESS OF OUR INDUSTRY MAY DEPEND, IN PART, ON THE CONTINUED SUCCESS AND GROWTH OF THE INTERNET

The success of the Company’s products may depend, in part, on the Company’s ability to introduce products that are compatible with the Internet and on the broad acceptance of the Internet and the World Wide Web as a viable commercial marketplace. It is difficult to predict with any assurance whether the Internet will prove to be a viable commercial marketplace or whether the demand for Internet-related products and services will increase or decrease in the future. The increased commercial use of the Internet could require substantial modification and customization of the Company’s products and services and the introduction of new products and services, and there can be no assurances that the Company would be able to effectively migrate its products to the Internet or to successfully compete in the market for Internet-related products and services.

The Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, such as a reliable network backbone with the necessary speed, data capability, and security, or timely development of complementary products, such as high speed modems. The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and amount of traffic. There can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it by this continued growth. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of Internet activity or due to increased governmental regulation. Moreover, critical issues concerning the commercial use of the Internet (including security, reliability, data corruption, cost, ease of use, accessibility, and quality of service) remain unresolved and may negatively affect the attractiveness of commerce and communication on the Internet. Because global commerce and online exchange of information on the Internet and other similar open wide area networks are new and evolving, there can be no assurance that the Internet will prove to be a viable commercial marketplace. If critical issues concerning the commercial use of the Internet are not favorably resolved, if the necessary infrastructure and complementary products are not developed, or if the Internet does not become a viable commercial marketplace, the Company’s business, operating results and financial condition could be materially and adversely affected.

USE OF PROCEEDS

For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received from the sale of our common stock registered under this Registration Statement. The Gross Proceeds represent the total dollar amount which we could expect to receive from the sale of such common stock. The table assumes estimated offering expenses of $70,000.

	Proceeds	Proceeds
	If 100% Sold	If 50% Sold

Gross Proceeds	$ 5,000,000	$ 2,500,000
Estimated Expenses of the Offering	70,000	70,000

Net Proceeds	$ 4,930,000	$ 2,430,000

Intended Use	Order of Priority	Proceeds at 100%	Proceeds at 50%

Working capital and general
corporate expenses	1st	$2,680,000	$1,340,000
Expansion of internal operations	2nd	1,000,000	500,000
Potential acquisition costs	3rd	750,000	375,000
Costs for capital expansion	4th	500,000	215,000

Proceeds of the offering which are not immediately required for the purposes described  above will be invested in United States government securities, short-term certificates of deposit, money market funds and other high-grade, short-term interest-bearing investments.

The foregoing represents our present intentions and best estimate with respect to the allocations of the proceeds of this offering based upon our present plans and business conditions. However, no assurances can be given that unforeseen events or changed business or industry conditions will not result in the application of the proceeds of this offering in a manner other than as described herein. Consequently, future events, including changes in our business plan, and economic, competitive or industry conditions, may make shifts in the allocation of funds necessary or desirable. If the intended use of proceeds differs from the activities listed above, we will file a post-effective amendment disclosing this change and we will discontinue the offering until the post-effective amendment is declared effective.

DETERMINATION OF OFFERING PRICE

Prior to this offering, there has been no trading market for the shares of common stock offered. Consequently, the initial public offering price of the shares of common stock was essentially arbitrarily determined. The factors considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of CBC. The offering price bears no relationship to the book value, assets or earnings of CBC or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

DILUTION

On September 30, 2004, our net negative tangible book value was $1,612,147, or approximately $(0.31) per share, based upon 5,125,000 shares issued and outstanding. The total outstanding shares have been adjusted retroactively for a forward stock split which occurred in December 2004, , the results of which are used throughout this Registration Statement for all periods as though it occurred at the beginning of our history. “Net tangible book value” represents the tangible assets of CBC less all liabilities, divided by the number of shares of common stock issued and outstanding.

After giving effect to the sale of 1,000,000 shares of common stock in connection with this offering at a price of $5.00 per share and the application of the net proceeds, and the further application of the 125,000 Shares issued on December 31, 2004 for $125,000, there would be a total of 6,125,000 shares of common stock issued and outstanding with a net tangible book value of approximately $0.56 per share. This represents an immediate increase to existing stockholders in net tangible book value of approximately $0.88 per share and an immediate dilution to new stockholders of $ 4.44 per share. “Dilution” represents the difference between the offering price per share and the net tangible book value per share of common stock at September 30, 2004, after giving effect to the sale of the shares offered hereby.

Further dilution may occur in the event that any of the Convertible Notes are converted into common stock of the Company. The conversion price of $2.00 per share of common stock is substantially less than the target offering price hereunder of $5 per share of common stock. All such Convertible Notes are held by shareholders of the Company, three of whom are on the Board, and two of whom are also officers of this Company.

SELLING SECURITY HOLDERS

This Prospectus does not provide for registration by any of our existing shareholders.

PLAN OF DISTRIBUTION

We will sell a maximum of 1,000,000 shares of CBC common stock to the public on a “self- underwritten” basis, meaning we will sell shares through our officers and directors, without an underwriter. We will wait until this Prospectus clears comments by the Securities and Exchange Commission, and then we will begin to offer our common stock only to potential buyers who qualify under the relevant exemptions provided by state “blue sky” law, and only to those persons who have first received a copy of this Prospectus. After delivery of the Prospectus, we will accept subscriptions from investors, but we will not accept payments for stock to be issued in this offering until the Registration Statement has been declared effective. Payments when received will be deposited into our bank account.

There can be no assurance that any of these shares will be sold. This is not an underwritten offering. If the market price of our common stock falls significantly below the $5.00 offering price in this Registration Statement prior to the closing date of September 30, 2005, we may be forced to withdraw the unsold shares from this offering or file a post-effective amendment to this Registration Statement offering the unsold shares at a lower per share price. If a post-effective Registration Statement is filed, we will be unable to continue the offering until such post-effective amendment is declared effective. The gross proceeds to us will be $5,000,000 if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, to any person or firm in connection with solicitation of sales of the shares. However, we do reserve the right to pay commissions of up to 10% for broker participation. Funds raised from this offering will be applied first to pay the costs of this offering which are estimated to be approximately $70,000, and after those costs are paid the remainder of the funds raised from this offering will be used in accordance with the “Use of Proceeds” section detailed in this Prospectus.

There is no minimum purchase requirement for this offering, and in conjunction with this no-minimum requirement, any funds received in this offering will be immediately available to us for our use, and no funds will be placed in an escrow or trust account.

Regulation M of the Securities and Exchange Act of 1934 (which replaced Rule 10b-6) may prohibit a broker-dealer from engaging in any market making activities with regard to a company’s securities. Under Section 242.104 of Regulation M, stabilizing is prohibited except for the purpose of preventing or retarding a decline in the market price of a security. We do not plan to engage in any passive stabilizing activities.

The shares of common stock represented by the offering are being registered pursuant to Section 12 of the Securities Exchange Act of 1934 and Section 5 of the Securities Act, for which an exemption from registration as provided in Section 3 and Section 4 is not available.

LEGAL PROCEEDINGS

The Company is currently engaged in one litigation item. It is a dispute with the City of Vista, California, a former customer of the Company, which was commenced approximately one (1) year ago. Although not an actual litigated matter in that no lawsuit has been filed, the dispute is the subject of a binding arbitration process. The dispute essentially entails the automatic renewals of a maintenance agree under which CBC provided network services to the City of Vista. The dispute also involves the recent termination of the agreement. The arbitration was initiated by CBC, which is effectively the “Plaintiff” in the matter. CBC seeks approximately $29,000 in damages. The City of Vista is demanding approximately $9,000 as the measure of their damages. Management of CBC has been advised by legal counsel that it is more likely than not that CBC will obtain a judgment against the City of Vista for the full amount of its claim and that the City of Vista will take nothing on its claim. In any event, legal counsel further advises us that the maximum exposure for CBC in this dispute is approximately $9,000.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The names and ages of all of our directors and executive officers, along with their respective positions, term of office and period such position(s) was held, is as follows:

Name

Age

Position Held

J. RICHARD SHAFER

49

President; Chief Executive Officer;   Director

DAVID L. PARKER

52

Secretary; Chairman of the Board

DAVID NOYES

62

Chief Financial Officer

JAMES C. BROOKS

60

Director

Upon registration of the securities hereunder, an audit committee will be formed with a financial expert to serve as the chairman of that committee.

BIOGRAPHIES OF OFFICERS AND DIRECTORS

Set forth below is a brief description of the background of our officers and directors based on information provided by them to us:

J. RICHARD SHAFER has served as our President, Chief Executive Officer since its formation and is also on our Board of Directors. He has been involved in the computer industry since 1982. Mr. Shafer was originally appointed regional director for Micro Computer Accessories and served in that position from 1983-1986. During his tenure with Micro Computer Accessories he was responsible for increasing annual sales from $850,000 to $5.5 Million in his division in less than three years. Under Mr. Shafer’s leadership, CBC has been able to achieve numerous impressive accomplishments, including but not limited to being recognized as an “INC 500” company; seven (7) consecutive years of the top “CAN 100” listing; and, a consistent record of company profitability. Mr. Shafer graduated from The Ohio State University with a BS in Administration in 1978.

DAVID L. PARKER serves as the Company’s Chairman of the Board. He brings to CBC a distinguished career in the field of finance, investment, and evaluation of financial risk. Mr. Parker is the Co-Founder and Chairman of Special Risk Services (Irvine, California), a boutique banking and insurance firm specializing in domestic and cross-border asset backed securitization and structured finance transactions. Since 1983 Mr. Parker has been personally involved with the origination of more than 250 municipal and corporate securities transactions approximating $35 billion. Mr. Parker also serves as a partner of SRS Capital Partners, a private investment partnership that invests in privately held, emerging, and/or established commercial enterprises and private real estate ventures. Prior to founding Special Risk Services, Mr. Parker held executive positions in the brokerage industry, serving as Chairman, President and Chief Financial Officer of British American Securities, Inc. (Santa Ana, California; 1990-2000); Founder and President of FISER/Wedbush Morgan

Securities (Los Angeles, California; 1982-1990); Vice President of EH Hutton (Los Angeles, California; 1976-1982). Mr. Parker has also held Series 7 and 24 securities licenses, a well as a Municipal Securities Principal status. He is a 1974 graduate of Brigham Young University, holding a BS in Business (Banking and Science).

DAVID NOYES serves as the Company’s Chief Financial Officer.  Mr. Noyes became the Chief Financial Officer of the Company in December 2004. Mr. Noyes is also currently Managing Director of Monarch Capital Resources, LLC, a business-consulting firm, and Chief Financial Officer of Oxford Media Corp. In addition he was Chief Financial Officer of Interchange Corporation from January 2001 through January 2003 and Mergence Corporation from September 1999 through November 2000. He was Chief Executive Officer and Chief Financial Officer and Director of American Furnishings Corp. and California Mattress from 1996 through 1997; President, Chief Financial Officer and Director of California Software Products, Inc. in 1996 and Director and Chief Financial Officer of Griswold Industries in 1994 and 1995. Previously he was President, Director and Chief Executive Officer of Structural Coatings, Inc. and Executive Vice President, Chief Operating Officer and Chief Financial Officer of General Power Systems and Scientific Drilling International. He was a senior Manager with Ernst and Young, is a Certified Public Accountant, and has an MBA from the Anderson School of Management at UCLA.

JAMES C. BROOKS serves as a Director on the Company’s Board of Directors. Mr. Brooks brings to CBC extensive experience in the engineering and finance fields. He is a co-founder, with Mr. Parker, of Special Risk Services, for which he leads the global development of insurance and reinsurance capacity for securitization markets. Since 1983, Mr. Brooks has been responsible for the placement, insuring, and/or reinsuring of approximately 200 municipal (the majority of multifamily revenue bonds) and corporate securities transactions approximating $3.2 billion. Overall, he has supervised participation of $30 billion in capital market securities transactions. Prior to joining Special Risk Services Mr. Brooks served as a divisional president and executive vice president for Emmet & Chandler Inc. (Los Angeles, California; 1974–1983); senior analyst for McDonnell Douglas Finance Corporation (Long Beach, California; 1974); project manager for Occidental Petroleum Corporation (LaVerne, California; 1971–1974); and, process engineer for Fluor Corporation (Los Angeles, California; 1968–1971). Mr. Brooks is the holder of an MBA in Finance from the University of Southern California, and a B.S. in Chemical Engineering from Brigham Young University, Provo, Utah.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of December 30, 2004 by each stockholder known by us to be (i) the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each current director, (iii) each of the executive officers named in the Summary Compensation Table who were serving as executive officers at the end of the 2003 fiscal year, and (iv) all of our directors and current executive officers as a group:

Name and Address of

Amount and Nature

Beneficial Owner (1)

of Beneficial Ownership

Percentage of Class (2)

J. Richard Shafer

1,665,000

33.33%

R. Sam Christensen

1,665,000

33.33%

David L. Parker

835,000

16.7%

James C. Brooks

835,000

16.7%

All directors and current

executive officers as a

group (3 persons)

3,335,000

66.67%

(1)

The address for all individual directors, executive officers, and current shareholders is the same address as for the Company, One Technology Drive, Building H, Irvine, California, 92618.

(2)

This class consists of all shareholders of the Company, which includes all directors and executive officers for the Company.

DESCRIPTION OF SECURITIES

Common Stock.  Our Articles of Incorporation authorize us to issue 100,000,000 shares of common stock, par value $0.000 per share. As of December 30, 2004, 5,000,000 common shares were issued and outstanding. As of December 31, 2004, 5,125,000 common shares are issued and outstanding.

Voting Rights. Each share of our common stock entitles the holder thereof to one vote, either in person or by proxy, at meetings of stockholders. Our Board of Directors is elected annually at each annual meeting of the stockholders. Stockholders are permitted to vote their shares cumulatively.

Dividend Policy. All shares of common stock are entitled to participate ratably in dividends when, as and if declared by our Board of Directors out of the funds legally available therefore. Any such dividends may be paid in cash, property or additional shares of common stock.  We have not paid any dividends since inception and presently anticipate that all earnings, if any, will be retained for development of our business. We expect that no dividends on the shares of common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, general business conditions, and other pertinent facts. We may never pay dividends on our common stock.

Miscellaneous Rights And Provisions. Holders of common stock have no preemptive or other subscriptions rights, conversions rights, and redemption or sinking fund provisions. In the event of the liquidation or dissolution, whether voluntary or involuntary, of CBC, each share of common stock is entitled to share ratably in any assets available for distribution to holders of the equity of CBC after satisfaction of all liabilities.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel within the meaning of those terms under Item 504 of Regulation S-B will receive a direct or indirect interest in the small business issuer or was a promoter, underwriter, voting trustee, director, officer, or employee of CBC. Nor does any such expert have any contingent based agreement with us or any other interest in or connection to us.

EXPERTS

The balance sheets as of December 31, 2003 and 2002, and the related statements of operations, stockholders’ deficiency and cash flows for the years then ended appearing in this prospectus and registration statement, are included herein in reliance on the report of Hansen, Barnett & Maxwell, independent public accountants, given upon the authority of that firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act  of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our  payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be  governed by the final adjudication of such issue.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the last two (2) years, the Company has not engaged in any transactions or proposed transactions which would be required to be disclosed hereunder due to any of the following relationships with the Company: any director or executive officer of the Company; any nominee for election as a director; security ownership of certain beneficial owners and management; or, any member of the immediate family of any of the persons named directly above.

DESCRIPTION OF BUSINESS

HISTORY

We incorporated in the State of California on March 24, 1989. The Company was originally formed by our current CEO, J. Richard Shafer.

In or around February, 1999 all issued and outstanding shares of the Company were acquired by HT ACQUISITION CORP., a wholly-owned subsidiary of RICHTON INTERNATIONAL CORPORATION. Our CEO, J. Richard Shafer, remained with the Company and continued to serve as its President, although Mr. Shafer no longer served on the Board of Directors for the Company.

Sometime after the stock acquisition in February, 1999, HT ACQUISITION CORP. changed its name to RICHTON HOLDING CORP. In or around August, 2001, all of the issued and outstanding shares of Richton Holding Corp. were acquired by DEERE AND COMPANY. J. Richard Shafer continued to act as the Company’s President.

On December 28, 2001, Richton Holding Corp. sold all of the issued and outstanding shares of common stock of the Company for one dollar and the assumption of the Company’s liabilities to CBC Acquisition, L.L.C., which then distributed the shares to the four members of CBC Acquisition L.L.C. including our current CEO, J. Richard Shafer. The result of these transactions was that effective December 31, 2001, Mr. Shafer and his three associates purchased Creative Business Concepts, Inc. for one dollar and for the assumption of certain liabilities, and all of the issued and outstanding shares of common stock of the Company were owned by the those shareholders in the same proportion as their ownership of the Shares immediately prior to the very recent issuance of 125,000 shares in a private placement to outside investors.

INDUSTRY OVERVIEW

SPECIALTY COMMUNICATION SYSTEMS

A structured cabling system is a set of cabling and connectivity products that integrates the voice, data, video, and various management systems of a building, such as safety alarms, security access and energy systems. These systems typically consist of an open architecture, standardized media and layout, standard connection interfaces, adherence to national and international standards, and total system design and installation. Other than the structured cabling system, voice, data, video, and building management systems have nothing in common except similar transmission characteristics, such as analog or digital data signals, and delivery methods such as conduit, cable tray, or raceway, that support and protect the cabling investment.

Modern Ethernet networking equipment is designed around the concept that each device in a building’s network has a dedicated media connection to a central “hub”. In a standard hub the LAN bandwidth is shared among all the station. With dedicated hubs, also called switched technology, a given cable is allocated for use by a single device.

This was not always the case. The original design of network systems assumed a common, shared medium: coaxial cable. Structured cabling systems, while having drawbacks with regard to absolute transmission performance, show considerable promise. These benefits far outweigh the cost of implementation, making structured cabling the optimum choice for building wiring.

The industry had been dominated by thousands of proprietors with former employment experience in telecommunications and electrical contracting. With the boom in technological advances over the past fifteen years, the convergence of data medium; text, voice, and video has placed a premium in obtaining such information, faster, cheaper and now wireless. This paradigm shift in the functionality of data transmission now mandates a more detailed insight into computer science, project management and a thorough understanding of a potential customer’s total communications needs.

WI-FI

We believe, in the past two years, Wireless Fidelity, also known as Wi-Fi, has emerged as the dominant standard for wireless local areas networks, or WLANS worldwide. A Wi-Fi network can cover an area of typically 100-500 feet with Internet access hundreds of times faster than a modem connection. We believe that, unlike other wireless technologies such as CDMA and GSM, Wi-Fi enjoys 100% global acceptance and that it has become a single networking standard for all developers, equipment manufacturers, service providers and users.

Hundreds of equipment manufacturers are now flooding the market with millions of Wi-Fi cards and access points. The single Wi-Fi standard ensures these devices all interoperate with each other, so, for example, an access point made by Netgear will communicate with a network card from Linksys.

Hundreds of new companies have begun setting up Wi-Fi access points called “hot spots” in cafes, hotels, airports, book stores and other public spaces. These hot spot operators install Wi-Fi access points and either sell high speed wireless Internet access for a fee or offer it to the public for free.

Hot Spot Operators include Wayport, STSN, Surf and Sip, StayOnline, Pronto, NetNearU, Deep Blue, Fatport, Air Portal, Ikano, Picopoint, TheCloud and Azure. In  the  last  year, major wireless carriers have thrown their hat in the ring, including T-Mobile, which is building hot spots in Starbucks cafes, Borders book stores,  Kinko’s  stores  and  airline  clubs,  AT&T  Wireless, British Telecom, Swisscom,  Telecom  Italia  and  Sprint  PCS.

Forces outside the industry are also rapidly arming users with Wi-Fi radios. We believe that consumers are also buying Wi-Fi compatible hardware in their laptops and PDAs for use in the office or home.

We believe Wi-Fi is over 100 times faster than a standard modem connection. Wi-Fi is also significantly faster than the wireless services provided by cellular carriers which typically deliver throughput between 40k and 60k. The actual speed experienced by hot spot users is determined by the hot spot’s connection to the Internet, which can range from low-end DSL (384k) to one or more T1s (1.5Mb and up), but this still promises much faster speed than any other available technology.

BUSINESS OVERVIEW

A leader in the wireless and system provider market, CBC was formed in 1986 as a result of a need for businesses to communicate more efficiently with both their clients and employees. CBC is a wireless and business systems provider specializing in WiFi/WiMAX, Security, IT Integration, and Telecom. The Company desires to raise capital under this Prospectus for expansion, acquisition, and growth. The company is headquartered in Orange County’s High Tech corridor, at One Technology Drive, Building H, Irvine, California, 92618.

Continuous connectivity has become a necessity in business today, while network demands such as expansion and security have plagued the market. Although budgets for these demands have tightened in recent years, there has been a simultaneous accumulation of monies on the balance sheets of US corporations. Analysts have stated that US corporate spending for technology infrastructure and expansion has been under funded during the past four (4) years, evidenced by a technology-spending gap of approximately $438 billion. The accumulation of corporate cash reserves conjunctive with under funding of technology and needed expansion, performance and security have created a pent up and emerging market demand. CBC, by reputation, relationship and strategic vision, is keenly positioned to capitalize on the emerging market opportunities. With the further introduction of Wi-Fi and WiMax CBC has and will continue to lead the market towards a new era of wireless networking and security.

CBC is a business systems provider concentrating on Information Technology (IT) solutions that prepare and protect them in a fast paced, technology-based economy. Backed by over 18 years of history and best of breed relationships in the Information Technology industry, CBC has successfully managed to create, maintain, manage and secure its customers wireless or installed IT systems. CBC focuses on four major areas that progressive companies are addressing to maximize their Information Technology strength and enhance their performance.

With almost two decades of experience and advancement has allowed CBC to build key relationships with some of the top technology providers in the industry, such as; Cisco, Microsoft, and Intel. These relationships have allowed CBC to leverage best-in-class technologies and business platforms for optimal performance in their solutions. Whether you are bringing high bandwidth connectivity to a business or providing the highest level of security for your wireless network, CBC has a product and answer to solve the most difficult tasks. The investment in CBC will among other things fund the Company’s entry into new and exciting markets consistent with their success in the four market specialties indicated below.

•

IT SECURITY, Protecting Client Company’s information from unauthorized access.

•

IT INTEGRATION, Making certain that client IT systems are performing to specifications and working as ordered.

•

TELECOM, a carrier neutral telemanagement consultant and reseller focused on assisting corporations, small, medium and large with all of their voice, data and IP needs.

•

WI-FI and WIMAX, Point to multipoint wireless networks up to 40 miles.

ABOUT IT SECURITY

CBC’s security consulting is designed to help the client secure its IT environment through deployment of best practices and best of breed security technology. The company goal is to assist clients with successful application of these processes and technologies toward solving business and IT security problems.

The cornerstone of successful Security Posture Assessment (SPA) rests in a complete, proven methodology, which takes into account all aspects of complex assessment from initial planning to project completion. These phases of CBC’s methodology are geared toward realizing an early, maximum return on its client’s investment.

CBC provides a wide range of security services including policy compliance assessment of people and process, security assessment of implementation of standards for host Operating Systems, Inside-Out review assessment of firewalls, routers, switches, VPN, IDS, Cryptographic Services and System Vulnerability. CBC’s experience in each of these areas is relevant to the requirements for an industry leader. Recent regulations mandated by the US Government require that businesses improve safeguards for protecting business information, consumer privacy, and the records and financial data for patients, customers, and members. CBC delivers customized Policy Compliance Assessment solutions for a variety of companies and governmental organizations that must meet regulatory requirements when managing their security infrastructure. By testing people and process, policy for compliance CBC will deliver a remedial solution to enable a clear path for regulatory compliance. The company engineers have an in-depth understanding of Sarbanes-Oxley, AB-700, CoBit, GLBA, ISO 17799, OCC, SANS, and SAS-70 policy requirements. Assessments of implementation standards of technology are performed in-depth and coupled with penetration analysis and testing to discover exploitable vulnerabilities in design and configuration options.

CBC develops a customized SPA project, creating a unique Scope of Work for each client’s specific requirements. A significant component to a successful SPA is a well-developed implementation plan. Planning for and deploying an enterprise-scale assessment is very important, because it defines a significant part of the security network infrastructure of the organization. In the plan, it is necessary to create a set of structures that best reflects the organization. The structures created will determine:

▪

Examination of security’s impact on the entire business process.

▪

Examination both direct and indirect costs of security.

▪

Examination of industry standards to test “due diligence” to protect data by adherence to Policy Compliance to Security Best Practices.

▪

Examination of the net work structures to evolve as the organization evolves.

The following are important aspects in the SPA project plan:

▪

Identify the people within the company who should participate in SPA planning with CBC.

▪

Identify existing security business practices to take full advantage of the assessment.

▪

Examine the security structures that will be assessed, taking into account which choices will be easy to change or hard to change in the future.

In summary, CBC can provide experienced professional resources to work in partnership with its clients to complete projects within the guidelines specified in proposals. CBC’s history of successful Security Posture Assessments and reputation for technical excellence in the security practice make it the ideal partner for its wide-ranging list of satisfied clients.

In today’s dynamic business environment, corporations need quick answers to difficult security questions. Governments and industry groups are mandating compliance with their own specific security standards. The latest demands for security and compliance mandated by the Sarbanes-Oxley Act of 2002, HIPPA, (the Health Insurance Portability and Accountability Act of 1996, GISRA, (U.S. Government Information Security Reform Act). GLBA (The Gramm-Leach-Bliley Act, and California’s Security Breach of Information Act, (SB1386) which will begin being enforced, beginning January 2005 and enforced by the United States Security and Exchange Commission, (SEC) among other Federal Government agencies, have placed even more stringent demands on executive leaders of all corporations. This act has clear implications regarding professional conducts and reporting, as well as for CEOs and CFOs. In particular, it addresses the business activities that executives must be proactive in performing and providing information to its customers its shareholders, and governmental agencies.

ABOUT IT INTEGRATION

CBC has been providing enterprise technology solutions with its systems engineering and systems integration capabilities since 1986. CBC’s goal is to assist clients with the implementation of new technologies to help achieve organizational objectives.

CBC consultants work with the customer to establish business goals pertaining to various technologies that are to be deployed. CBC consultants follow the industry standard PDIO methodology – Plan, Design, Implement, and Operate; maintaining this industry standard methodology for deployment allows CBC to sustain a repeatable, proven process for technology deployments. Once appropriate information in gathered, a detailed Scope of work is written. This provides the framework necessary for a successful deployment, as well as provides accountability for both entities involved. The end goal for CBC consultants is to build a relationship with the customer to provide ongoing consulting services for new technology deployments as well as new security initiatives.

As a Microsoft Certified Partner, CBC consultants excel at designing and implementation cutting edge technologies including secure infrastructure deployments based on Microsoft technologies, secure messaging and collaboration. CBC also works closely with Cisco Systems, Inc. and as a Premier Partner specializing in Virtual Private Networks (VPN), Security and Wireless implementations. CBC maintains the highest level of customer service, and its consultants must continue education on appropriate skills for various technologies. CBC consultants hold the following industry-recognized certifications:

•

Cisco Certified Internetworking Expert (CCIE)

•

Cisco Certified Security Professional (CCSP)

•

Cisco Certified Network Professional (CCNP)

•

Cisco Certified Design Associate (CCDA)

•

Certified Information Systems Security Professional (CISSP)

•

Microsoft Certified Systems Engineer (MCSE)

•

Microsoft Certified Systems Engineer – Security Specialization (MCSE: Security)

•

Microsoft Certified Database Administrator (MCDBA)

•

Microsoft Certified Solutions Developer (MCSD)

•

Novell Certified Network Engineer (CNE)

•

Novell Master Certified Network Engineer (Master CNE).

CBC is able to use the extensive experience as an integrator to further solidify our position in the IT industry. The Company is able to adapt methodologies used with its integration practice into its security practice, as well as ensure that all future integration services are performed with security as a focus.

ABOUT TELECOM

The company represents major communications companies and provides competitive pricing alternatives across a broad spectrum of customers and services. CBC provides all aspects of implementing services; providing competitive bids, orders and all necessary forms, all provisioning and liaison with the carriers, supplying clear and regular communications to clients on all pending orders, clear billing and contract reviews and constant customer service monitoring. Clients use CBC to analyze potential buying decisions, gathering multiple bids in order to get assistance in choosing the “best fit” providers as well as evaluation of past buying decisions for change and future considerations.

Being carrier neutral allows CBC to design “best fit” networks as well as solutions without favoring a specific provider due to contractual restraints. CBC’s neutrality allows the company to present new- to- market companies and their products that tend to be the most competitive.  Among them are New Edge Networks, McGraw Communications, TelePacific, NTT/Verio, and Savvis, as well as the more traditional providers such as MCI, Sprint and Quest.

CBC specializes in assisting both wholesale carrier level clients, as well as enterprise clients. By maintaining wholesale level relationships with many resellers, wholesale carriers and networks, the wide range of options CBC can present to clients provides a true value proposition. CBC operates the telecom division as an agent for the carriers. Therefore, while the company can offer a full range of options for clients, it is all accomplished in a financially risk free environment. CBC does no billing or collection with the telecom division. Each client maintains a direct contractual relationship with the providing carrier; CBC acts as the customer service/sales agent. With the carriers responsible for billing and collections, CBC functions as the sales agent to assist in any collection issues yet carries no financial contractual risk.

In addition to direct relationships CBC maintains with individual service providers, CBC also enjoys very strong relationships and resale contracts with the nations largest Communications Master Agent, Intelisys. This provides additional carrier capabilities ad options, as well as additional strong back office and design support.

Many CBC Integration and Security customers are customers of or candidates to become a customer of CBC Telecom division. By taking advantage of the synergy of existing relationships, the Telecom group can provide additional value added consulting and solutions to further solidify and develop long-term business relationships with our clients.

ABOUT WiMAX

WiMAX, or 802.16, is a fast-emerging wide-area wireless broadband technology that shows great promise as the “last mile” solution for bringing high-speed Internet access into homes and businesses. While the more familiar Wi-Fi (802.11a, b and g) handles local areas, such as in offices or hotspots, WiMAX covers wider, metropolitan or rural areas. It can provide data rates up to 75 megabits per second (Mbps) per base station with typical cell sizes of 2 to 10 kilometers. This is enough bandwidth to simultaneously support (through a single base station) more than 60 businesses with T1/E1-type connectivity and hundreds of homes with DSL-type connectivity.

WiMAX is not a new technology. It is a more innovative and commercially viable adaptation of a technology already used to deliver broadband wireless services in proprietary installations around the globe. Wireless broadband access systems are already deployed in more than 125 countries. What differentiates 802.16 from earlier broadband wireless access (BWA) iterations is standardization. In these earlier solutions, the chipsets were custom-built for each broadband wireless access vendor, requiring a great deal of time and cost. Intel, Fujitsu and others would like to bring economies of scale to broadband wireless-cost savings that would go a long way toward creating a larger market. The IEEE 802.16 standard enables solutions that meet the needs of a variety of broadband access segments.

WiMAX is all about delivering broadband wireless access to the masses. It represents an inexpensive alternative to digital subscriber lines (DSL) and cable broadband access. The installation costs for a wireless infrastructure based on 802.16 is far less than today’s wired solutions, which often require laying cables and ripping up buildings and streets.

[GLOBAL WIRELESS STANDARDS GRAPHIC]

CBC’s system, security and telecom expertise, and reputation have established a strong foundational infrastructure for the company’s development of its WiMax strategy. CBC’s WiMax strategy, although early in its implementation stage, enables the company to provide a comprehensive solution to its client’s communication, system and security needs. Further, the complete solution enables the company to source multiple and recurring revenue streams.

CUSTOMERS

Clearly, the market for CBC’s products and services is extremely broad.  From healthcare providers; HMOs and PPOs, to Insurance Companies, Public Utilities, Manufacturers, Universities and County Governments, Current legislation makes it mandatory that all businesses tighten up their security on all aspects of their business. CBC is poised as a premier partner of Cisco to deliver Cisco system to a broad range of businesses, and its customer base is expanding to include some of the most recognizable names in California businesses; including:

Los Angeles County

The Orange County Court System

Trader Joes

Sempra Energy

University of California San Diego

Lido Networks (pending)

ICU Medical

ISTA Pharmaceutical

Alpine Electronics

Eisenhower Medical Center

Herbalife

Guess Jeans

Kyocera (pending)

Downey Regional Medical Center

Arbonne International

Upper Deck

Judicial Arbitration Mediation

WD-40 Company

Blizzard Entertainment

No one customer represents more than 10% of our annual revenue.

COMPETITION

The network installation, security, and management industry, as well as the specialty communication systems and wireless infrastructure services segments are very fragmented and highly competitive. Historically, there have been relatively few significant barriers to entry into the markets in which we operate, and, as a result, any organization that has adequate financial resources and access to technical expertise may become one of our competitors. Overall, we believe that there are no dominant competitors in any of the segments that we provide products and services.

Competition is typically represented by numerous service providers, ranging from small independent firms servicing local markets to larger firms servicing regional and national markets. We also face competition from existing or prospective clients which employ in-house personnel to perform some of the same types of services we provide.

Regional, privately-held competitors include Alvaka Networks and Pacific Blue Micro. We are aware of only one publicly-traded “smaller” competitor, WPCS International Inc. There is no one dominant competitor. Competitors in CBC’s market space on a national scale range from IBM Global, to Foundstone Inc. (recently acquired by McAfee Inc.), and Jefferson Wells, a Canadian company with worldwide offices, including southern California. These companies offer not only strong competitive presence, but more importantly, even stronger validation that the growing market for IT Security has no imminent end in sight.

We believe that the principal competitive factors in our markets include the ability to deliver results within budget (time and cost), reputation, accountability, staffing, flexibility, project management expertise, industry experience, competitive pricing, product quality, delivery efficiency, customer service and satisfaction levels, maintenance of satisfactory dealer relationships, and the ability to anticipate technological changes and changes in customer preferences. In addition, expertise in new and evolving technologies has become increasingly important. We believe that the ability to integrate these technologies from multiple vendors gives us a competitive advantage. We further believe that our competitive advantage lies in our ability to provide superior customer service while offering a more diverse line of hard product offering than our competitors. Our ability to compete also depends on a number of additional factors which are outside of our control, including:

•

Competitive pricing for similar services;

•

The ability and willingness of our competitors to finance customers’ projects on favorable terms;

•

The ability of our customers to perform the services themselves; and

•

The responsiveness of our competitors to customer needs.

Another competitive advantage we believe we enjoy is our ability to integrate multiple component products and services across the vast majority of wireless and other infrastructure services and specialty communication systems. We have a trained and certified staff, the ability to provide national coverage and a strong customer base. We use proven methodologies to rapidly design, install, integrate, and manage any deployment to which we are assigned.

With that in mind, CBC has learned to be more effective as well as cost competitive to carve out its niche in medium sized clients with as few as 200 employees to major clients with up to 5000 employees. CBC’s major strength in its market is due mainly to its ability to deliver a wider range of products, not just finding problem areas in client IT systems, but offering the remediation solution which competitors often cannot perform without costly add-ons after the analysis. While competitors focus on vulnerability, CBC focuses on a remediation roadmap. There are no competitors known to CBC that approaches IT Security in this manner.

Another major company in CBC’s space is Science Application International Corporation (SAIC), the largest employee-owned research and engineering company in the United States, providing information technology, systems integration and eSolutions to commercial and government customers. They enjoy an extremely high profile with the U.S. Government and will benefit from a recently announced Homeland Security measure funded by a $32 Billion bill.  CBC is currently engaged in on-going conversations with SAIC to become part of their deliverable for homeland security.

SUPPLIERS

While we are predominately a service company, we purchase and resell products such  as networking routers, cable, software, and video equipment that are involved in our project installations. We purchase our products from various distributors. Should any of these distributors cease operations, our business would not be adversely affected because these products are readily available from multiple distributors locally, regionally or nationally.

We have an agreement with Cisco Systems, Inc. that gives us what we believe to be the finest suite of products in the installation of the solutions we offer. Through this relationship and similar relationships with other top tier vendors, we can make use of flagship wireless and related products.

SALES AND MARKETING

Our employees market and sell our services through a direct team of sales and project management professionals. We are proactive and able to visit personally with our clients from time to time. We do not employ an outside sales force.

We also use several methods of marketing to advertise our products and services including seminars with our seminars, telemarketing, and the distribution of brochures and related printed collateral materials which describe our services. Additionally, we maintain a web site that describes our services. We believe that these methods of marketing are a key factor in the securing of new business.

Our relationships with some of our vendors also enables us to jointly market with them. This enables us to exploit their sales contacts and resources.

EMPLOYEES

As of December 30, 2004, we employed 12 full time employees. 1 is an upper executive; 3 are managers; 5 are in sales and marketing; 3 are in administration. We believe our relations with all of our employees are good.

MORE ABOUT OUR BUSINESS

A company’s communication network is critical in achieving the timely flow of information. Typically, a company’s network expands beyond its existing headquarters to remote  offices and remote users. The number of networking applications continues to grow and the demand for high-speed connectivity to move data back and forth is increasing dramatically. Until recently, a company’s only alternative  in  obtaining  high-speed  connectivity  was  to  contact the telephone  company  and  have  a  high-speed  landline service installed so that connectivity  could be  achieved between its locations. The issue today is that these high-speed landlines take too much time to install, are not available in all locations, do not solve remote application usage and are costly to use on a monthly basis.

We seek to exploit the growing demand in high-speed connectivity by providing complete network solutions including best of breed wireless products, engineering services for which our technicians design the applications required for the network build out, structured cabling and deployment. We offer the ability to integrate superior solutions across the vast majority of communication requirements.

There are multiple products associated with the deployment of a wireless solution including microwave equipment, free space optical equipment and specialty components. There are also important services such as site design, product integration, structured cabling, network security, training and technical support. The integration of all these products and services is critical in  achieving the desired results for the customer. The specific products used and services offered  vary depending on the connection speed required and distances between points. We provide  specialty communication systems, Wi-Fi deployment and WLANs to corporations, municipalities and educational institutions.

We define wireless deployment as the internal and external design and installation of a wireless solution to support connectivity between two or more points without the utilization of landline infrastructure. End users turn to us to design and integrate a wireless solution, as there are many components from various technology providers. Wireless solutions can offer a user high-speed connectivity, immediate installation, network ownership, and low costs.

Our core business is in systems security and telecom, with a focus on expanding in the wireless segment of the market. We provide assessment and remediation services and consulting services to enable our customers to improve their network security, especially in areas of mandated compliance. Our expertise in the areas of assessment, consulting, and remediation is sustained through our use of tools and personnel which are available to any of our competitors. We also train end users, and provide on-going technical support.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

CRITICAL ACCOUNTING POLICIES

We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact and any associated risks related to these policies on our business operations are discussed throughout this section where such policies affect our reported and expected financial results. Note that our preparation of our financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Our accounting policies that are the most important to the portrayal of our financial condition and results, and which require the highest degree of management judgment relate to revenue recognition, the provision for uncollectible accounts receivable, and property & equipment.

Our revenue recognition policies are in compliance with all applicable accounting standards. Revenues from installations, cabling and networking services are recognized upon delivery, installation, and acceptance by our customer.

Our revenue recognition policy for sale of network products is in compliance with Staff Accounting Bulletin (SAB) 104. Revenue from the sale of network products is recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed and collectibility is reasonably assured. Our revenue recognition policy for IT consulting services is recognized over the term the services are performed and upon acceptance by our customer. Payments by our customers for future services are deferred until we provide the purchased services. We recognize revenue from our telecom brokerage services when we receive the related commissions.

We estimate the likelihood of customer payment based principally on a customer’s credit history and our general credit experience. To the extent our estimates differ materially from actual results, the timing and amount of revenues recognized or bad debt expense recorded may be materially misstated during a reporting period.

Property and equipment is carried at cost. Depreciation of property and equipment is provided using the declining balance method over the estimated useful lives of the assets at five to seven years. Expenditures for maintenance and repairs are charged to expense as incurred.

OVERVIEW

Creative Business Concepts Inc., (“CBC”), was formed in 1986 as a result of a need for businesses to communicate more efficiently with both their clients and employees. CBC is a wireless and business systems provider specializing in WiFi/WiMAX, Security, IT Integration, and Telecom.

CBC is a business systems provider concentrating on Information Technology (IT) solutions that prepare and protect them in a fast paced, technology-based economy. Backed by over 18 years of history and best of breed relationships in the Information Technology industry, CBC has successfully managed to create, maintain, manage and secure its customers wireless or installed IT systems. CBC focuses on four major areas that progressive companies are addressing to maximize their Information Technology strength and enhance their performance.

With almost two decades of experience and advancement has allowed CBC to build key relationships with some of the top technology providers in the industry, such as; Cisco, Microsoft, and Intel. These relationships have allowed CBC to leverage best-in-class technologies and business platforms for optimal performance in their solutions. Whether you are bringing high bandwidth connectivity to a business or providing the highest level of security for your wireless network, CBC has a product and answer to solve the most difficult tasks. The investment in CBC will among other things fund the Company’s entry into new and exciting markets consistent with their success in the four market specialties indicated below.

•

IT SECURITY, Protecting Client Company’s information from unauthorized access.

•

IT INTEGRATION, Making certain that client IT systems are performing to specifications and working as ordered.

•

TELECOM, a carrier neutral telemanagement consultant and reseller focused on assisting corporations, small, medium and large with all of their voice, data and IP needs.

•

WI-FI and WIMAX, Point to multipoint wireless networks up to 40 miles.

 REVENUE

The Company provides consulting services to information technology (“IT”) clients regarding IT networking and security. In addition, the Company provides IT training services to clients. The consulting and training services are provided primarily to government and industry clients in Southern California. The Company also purchases, assembles and sells IT networking hardware and related software and provides network maintenance services. During 2003 the Company became an agent for competitive local exchange carriers and began brokering local telephone and data transfer services to the Company’s IT consulting clients.

Revenue from IT consulting agreements is recognized over the term the services are performed and upon acceptance by the customer. For such agreements that cover a period of time, revenue is recognized over the terms of the time-based service agreements. Payments from customers for future services are deferred and recognized as earned. Revenue from the sale of hardware and software networking components are recognized upon delivery, installation of the components and acceptance by the customer. Telecom brokerage commissions are recognized as received.

DIRECT COSTS AND EXPENSES

Direct costs include expenses directly related to services provided including those for security assessments, training and service contract income as well as the cost of product sold including hardware and software.

EXPENSES

Selling, general and administrative expenses include all indirect operating expenses for the company including sales expenses such sales salaries, commissions and expenses and administrative expenses including salaries, occupancy costs, professional fees, insurance, depreciation and other indirect expenses. Interest expense represents interest on notes to related parties.

RESULTS OF OPERATIONS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has experienced losses from operations and negative cash flows from operating activities during the years ended December 31, 2003 and 2002 and for the nine months ended September 30, 2004 and 2003 The Company had a working capital deficiency and a capital deficiency at December 31, 2003 and September 30, 2004. At December 31, 2003, the Company was in default on its wholesale financing line of credit for failure to meet financial covenants of the credit agreement. Although, the credit agreement has been replaced and the default cured, the continuing losses, negative working capital and accumulated deficit raise substantial doubt about the Company’s ability to continue as a going concern.

Subsequent to December 31, 2003, related parties have provided a limited amount of financing to the Company to fund operations. There are no commitments for future financing from related parties or others. Management’s plans include reducing costs and increasing revenues, both in the network consulting business and in the telecom brokerage business. In addition, management plans to finance future operations through private issuances of the Company’s common stock and a contemplated public funding through a registration in early 2005.  Management cannot assure the ultimate success or favorable outcome of these plans and financing may not be available on terms acceptable to the Company.

SUMMARY FINANCIAL DATA

           FOR THE NINE MONTHS ENDED   FOR THE YEARS ENDED

                                  SEPTEMBER 30,                    DECEMBER 31,

2004

2003

2003

2002

REVENUE

Services provided

$1,601,824

$1,908,161

$2,494,654

$3,296,380

Product sold

2,187,103

1,376,871

2,206,611

4,742,466

TOTAL REVENUE

3,788,927

3,285,032

4,701,265

8,038,846

COST AND EXPENSES

Cost of services provided

877,275

1,156,002

1,569,227

1,640,430

Cost of products sold

1,813,357

1,338,882

1,996,810

4,043,647

Total Cost of Revenue

2,690,632

2,494,884

3,566,037

5,684,077

Gross Profit

1,098,295

790,148

1,135,228

2,354,769

Selling, general and administrative

1,528,489

1,466,029

2,087,191

2,538,045

LOSS FROM OPERATIONS

(430,194)

(675,881)

(951,963)

(183,276)

OTHER EXPENSE

Interest expense                                     (82,467)

  (55,474)

       (74,123)

  (40,125)

NET LOSS

$(512,661)

$(731,355)

$(1,026,086)

$(223,401)

NINE MONTHS ENDED SEPTEMBER 30, 2004 COMPARED TO THE NINE MONTHS

ENDED SEPTEMBER 30, 2003.

Revenue for the nine months ended September 30, 2004 increased 15% to $3,788,927 as compared with $3,285,032 for the nine months ended September 30, 2003. Product revenue increase to $2,187,103 (59%) during 2004 while service income decreased to $1,601,824 (16%) as compared with the previous period. The reduction in services was partially due to the Company refocusing on its security and telecommunications solutions. As a result, cost of services provided and products sold amounted to $2,690,632 for the nine months ended September 30, 2004 as compared with $2,494,884 for the nine months September 30, 2003. Gross margin for 2004 was $1,098,295 as compared with $790,148 in 2003. The improvement in margin of $308,147 was offset by an increase in selling, general and administrative expenses of $65,954,382 to $1,531,983 in 2004 as compared with $1,466,029 in 2003.

The resulting loss from operations was reduced $162,603 (27%) to $433,688 in 2004 as compared with $675,881 in 2003. Interest expense increased to $82,467 in 2004 as compared with $55,474 in 2003 with a reduction in net loss of $218,694 (22%) to $512,661 as compared with $731,355 in 2003.

YEAR ENDED DECEMBER 31, 2003 COMPARED TO YEAR ENDED DECEMBER 31, 2002

Revenue for the year ended December 31, 2003 decreased 42% to $4,701,265 as compared with $8,038,846 for the year ended December 31, 2002. Product revenue decreased to $2,206,211 (53%) in 2003 while service income decreased to $2,494,654 (24%) in 2003 as compared with the previous year. The reduction in product sales was due to the Company changing its business emphasis from being a value added reseller to the continued focus on our core competency of security analysis and needs assessment.  As a result, cost of services provided and products sold amounted to $3,566,037 for the year ended December 31, 2003 as compared with $5,684,077 for the previous year. Gross margin decreased $1,219,531 (52%) for 2003 to $1,135,238 as compared with $2,354,769 in 2002. The decrease in margin was offset by an decrease in selling, general and administrative expenses of $458,054 (18%) to $2,087,191 in 2003 as compared with $2,538,045 in 2002. The resulting loss from operations increased to $951,963 in 2003 as compared with $183,276 in 2002. Interest expense increased to $74,136 in 2003 as compared with $44,241 in 2002 and the net loss increased to $802,685 (359%) to $1,026,086 for the year ended December 31, 2003 as compared with $223,401 for the year ended December 31, 2002.

LIQUIDITY AND CAPITAL RESOURCES

The Company had current assets of $905,714 and $ $1,006,640 for September 30, 2004 and December 31, 2003 and current liabilities of $1,289,016 and $ 2,411,519 for the same respective periods. The related parties agreed to convert their outstanding short-term notes totaling $1,470,000 to convertible notes due in three years as of September 30, 2004 and as a result the deficiency in working capital decreased from $1,404,879 at December 31, 2003 to $363,302 at September 30, 2004. The Company used net cash in operations of $238,731 for the nine months ended September 30, 2004 and $846,167 for the year ended December 31, 2003. This was offset from proceeds from issuance of notes payable to stockholders of $ 195,000 in the nine months ended September 30, 2004 and $925,000 for the year ended December 31, 2004. The Company had a Stockholders’ Deficiency at of $1,612,147 and $1,099,486 at September 30, 2004 and December 31, 2003 respectively.

There are no commitments for future financing from related parties or others. Management’s plans include reducing costs and increasing revenues, both in the network consulting business and in the telecom brokerage business. In addition, management plans to finance future operations through private or public issuances of the Company’s common stock.  Management cannot assure the ultimate success or favorable outcome of these plans and financing may not be available on terms acceptable to the Company.

The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has experienced losses from operations and negative cash flows from operating activities during the nine months ended September 30, 2003 and 2002 and the years ended December 31, 2003 and 2002. The Company had a working capital deficiency and a capital deficiency at September 30, 2004 and  December 31, 2003. At December 31, 2003, the Company was in default on its wholesale financing line of credit for failure to meet financial covenants of the credit agreement. The Credit Agreement has been revised and has been changed to $300,000 and is secured by a letter of credit of $300,000 provided by existing shareholders. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

PLAN OF OPERATIONS

We have a three-pronged approach to our business model. First, is the continued focus on our core competency of security analysis and needs assessment which entails project management services, inventory management, maintaining project timelines, auditing completed work and quality assurance of projects in wired networking infrastructure, design, installation, and support of communications solutions. Second, is to leverage that expertise in our pursuit of the infrastructure build-out of Wi-Fi and WiMAX. With our experience and expertise in the wired networking infrastructure industry, we can design, manage, install, and service our wireless customers with the same processes, personnel and management. Many of our competitors are new to deploying wireless infrastructure and have never installed any type of infrastructure. We believe we can leverage our expertise to compete in this new technology. Third, is to generate recurring revenue streams through management contracts we execute with our clients.

NUMBER OF SHAREHOLDERS

As of December 31, 2004, we have eight (8) shareholders of record.

PENNY STOCK RULES

We anticipate that our stock will have a market price of $5.00 per share, although there is no guaranty of that price, and it is possible that the market price may be less than $5.00 per share. The SEC has adopted regulations which generally define “penny stock” to be any equity security  that has a market price less than $5.00 per share or an exercise price less than $5.00 per share,  subject to certain exceptions. Accordingly, our common stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell our common stock in the public market.

DIVIDENDS

We have never declared dividends on our common shares and we do not anticipate declaring any dividends in the foreseeable future, though there are no existing restrictions on the authority of the Board of Directors to declare dividends out of funds legally available for the payment of dividends.

DESCRIPTION OF PROPERTIES

The Company leases its main facility, consisting of 23,251 square feet of office space and a separate 1,508 square-foot training facility under the terms of a 5-year property lease expiring at the end of February, 2006. Minimum monthly rent payments, including common area maintenance and insurance, were $42,054 during 2002 and $46,705 during 2003. Beginning in February 2004, minimum monthly rental payments due under the lease are $24,436, increasing to $33,041 through the end of the term of the lease. Rent is charged to operating expense on a straight-line basis during each annual period where contractual increases or decreases affect rental payments. Rental expense for the years ended December 31, 2003 and 2002 was $439,128 for each year. The Company leases other equipment under terms of operating leases expiring through 2007.

Management believes that the space will adequately provide for our requirements, as well as expansion of our business. The condition of the property is good. The property is located in an office and industrial area with nearby access to freeways and airports.

EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation for the fiscal years ended December 31, 2003, 2002 and 2001 paid or accrued by us to our Chief Executive Officer. No other executive officers earned more than $100,000 in the 2003, 2002 or 2001 fiscal years.

Name and Position

Year

Salary

Bonus

Total Compensation

J. Richard Shafer,

CEO

2001

$250,000

$-0-

$250,000

2002

$250,000

$-0-

$250,000

2003

$250,000

$-0-

$250,000

DIRECTORS COMPENSATION

We do not have a formal or informal plan or written or unwritten commitments to compensate directors.

TRANSFER AGENT

Our transfer agent for our common stock is Continental Stock Transfer, 5301 East State Street, Suite 216A Rockford, Illinois 61108.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements that involve risks and uncertainties. We generally use words such as “believe”, “may”, “could”, “will”, “intend”, “expect”, “anticipate”, “plan”, and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our “Risk Factors” section and elsewhere in this Prospectus. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements  are made, and our future results, levels of activity, performance, or achievements may not meet these expectations. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward looking statements. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as otherwise required by applicable law.

FINANCIAL STATEMENTS

CREATIVE BUSINESS CONCEPTS, INC.

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Certified Public Accountants

F-2

Balance Sheets - September 30, 2004 (Unaudited) and December 31, 2003 and 2002

F-3

Statements of Operations for the Nine Months Ended September 30, 2004 and 2003

  (Unaudited) and for the Years Ended December 31, 2003 and 2002

F-4

Statements of Stockholders’ Deficiency for the Years Ended December 31, 2002 and

2003 and for the nine months Nine Months Ended September 30, 2004 (Unaudited)……………………………….

 F-5

Statements of Cash Flows for the Nine Months Ended September 30, 2004 and 2003

  (Unaudited) and for the Years Ended December 31, 2003 and 2002

F-6

Notes to Financial Statements

F-7

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and the Stockholders

Creative Business Concepts, Inc.

We have audited the accompanying balance sheets of Creative Business Concepts, Inc. as of December 31, 2003 and 2002, and the related statements of operations, stockholders' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Creative Business Concepts, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has had negative cash flows from operating activities.  At December 31, 2003, the Company had a working capital deficiency and a capital deficiency and was in default on its wholesale financing line of credit agreement. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah

April 30, 2004

CREATIVE BUSINESS CONCEPTS, INC.

BALANCE SHEETS

	September 30,	December 31,
	2004	2003	2002
ASSETS	(Unaudited)
Current Assets
Cash	$ 78,939	$ 156,269	$ 196,126
Trade accounts receivable, net of allowance for
doubtful accounts of $65,686 (unaudited), $70,726
and $35,633.	748,880	843,925	923,493
Prepaid expenses	38,291	-	12,311
Receivable from employees and others	39,604	6,446	4,600
Total Current Assets	905,714	1,006,640	1,136,530
Property and Equipment, net of accumulated
depreciation of $186,840 (unaudited), $136,722	205,527	267,725	265,590
and $60,374
Deposits	49,070	60,338	63,371

Total Assets	$ 1,160,311	$ 1,334,703	$ 1,465,491

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities
Accounts payable	$ 410,335	$ 236,079	$ 461,588
Accrued liabilities	102,362	172,753	144,205
Accrued interest payable to related parties	154,938	75,665	29,195
Deferred revenue	463,246	456,748	295,751
Current portion of capital lease obligation	12,912	15,193	8,409
Wholesale financing line of credit	145,223	180,081	183,831
Notes payable to related parties – current	-	1,275,000	400,000
Total Current Liabilities	1,289,016	2,411,519	1,522,979

Long-Term Liabilities
Notes payable to related parties	1,470,000	-	-
Capital lease obligation, net of current portion	13,442	22,670	15,912
Total Long-Term Liabilities	1,483,442	22,670	15,912

Stockholders' Deficiency
Common stock - no par value; 100,000,000 shares
authorized; 5,000,000 shares outstanding	150,001	150,001	150,001
Accumulated deficit	(1,762,148)	(1,249,487)	(223,401)
Total Stockholders' Deficiency	(1,612,147)	(1,099,486)	(73,400)

Total Liabilities and Stockholders' Deficiency	$ 1,160,311	$ 1,334,703	$ 1,465,491

The accompanying notes are an integral part of these financial statements.

CREATIVE BUSINESS CONCEPTS, INC.

STATEMENTS OF OPERATIONS

	For the Nine Months Ended		For the Years Ended
	September 30,		December 31,
	2004	2003	2003	2002
	(Unaudited)
Revenue
Services provided	$ 1,601,824	$ 1,908,161	$ 2,494,654	$ 3,296,380
Products sold	2,187,103	1,376,871	2,206,611	4,742,466
Total Revenue	3,788,927	3,285,032	4,701,265	8,038,846

Costs of Revenue
Cost of services provided	877,275	1,156,002	1,569,227	1,640,430
Cost of products sold	1,813,357	1,338,882	1,996,810	4,043,647
Total Cost of Revenue	2,690,632	2,494,884	3,566,037	5,684,077
Gross Profit	1,098,295	790,148	1,135,228	2,354,769

Selling, general and administrative expense	1,528,489	1,466,029	2,087,191	2,538,045
Loss From Operations	(430,194)	(675,881)	(951,963)	(183,276)
Interest expense	(82,467)	(55,474)	(74,123)	(40,125)

Net Loss	$ (512,661)	$ (731,355)	$ (1,026,086)	$ (223,401)

Basic and Diluted Loss per Common Share	$ (0.10)	$ (0.15)	$ (0.21)	$ (0.04)

Weighted-Average Shares Outstanding	5,000,000	5,000,000	5,000,000	5,000,000

The accompanying notes are an integral part of these financial statements.

CREATIVE BUSINESS CONCEPTS, INC.

STATEMENTS OF STOCKHOLDERS’ DEFICIENCY

				Total
	Common Stock		Accumulated	Stockholders’
	Shares	Amount	Deficit	Deficiency

Balance - December 31, 2001	5,000,000	$ 150,001	$ -	$ 150,001

Net Loss	-	-	(223,401)	(223,401)

Balance - December 31, 2002	5,000,000	150,001	(223,401)	(73,400)

Net Loss	-	-	(1,026,086)	(1,026,086)

Balance - December 31, 2003	5,000,000	$ 150,001	$ (1,249,487)	$ (1,099,486)

Net Loss (Unaudited)	-	-	(512,661)	(512,661)

Balance - September 30, 2004 (Unaudited)	5,000,000	$150,001	$ (1,762,148)	$ (1,612,147)

The accompanying notes are an integral part of these financial statements.

CREATIVE BUSINESS CONCEPTS, INC.

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended		For the Years Ended
	September 30,		December 31,
	2004	2003	2003	2002
	(Unaudited)
Cash Flows from Operating Activities
Net loss	$ (512,661)	$ (731,355)	$ (1,026,086)	$ (223,401)
Adjustments to reconcile net loss to cash used
in operating activities:
Depreciation	58,816	46,132	76,347	60,374
Changes in operating assets and liabilities:
Accounts receivable	103,928	365,283	79,568	(330,108)
Prepaid expenses	(38,291)	(46,660)	12,311	(16,911)
Accounts payable	174,256	(369,127)	(225,509)	313,842
Accrued liabilities	(68,509)	(6,613)	28,548	8,774
Deferred revenue	6,498	50,596	160,997	(269,961)
Accrued interest payable to related party	79,273	67,470	46,470	29,195
Deposits	(42,041)	(7,254)	1,187	(25,053)
Net Cash Used in Operating Activities	(238,731)	(631,528)	(846,167)	(453,249)
Cash Flows from Investing Activities
Purchase of property and equipment	12,768	(15,386)	(53,674)	(54,691)
Net Cash Provided by (Used in) Investing Activities	12,768	(15,386)	(53,674)	(54,691)
Cash Flows from Financing Activities
Proceeds from issuance of notes payable to
related parties	195,000	600,000	925,000	100,000
Principal payments on notes payable to related
parties	-	(50,000)	(50,000)	-
Net payments on wholesale financing line of credit	(34,858)	(78,916)	(3,750)	(54,316)
Principal payments on capital lease obligation	(11,509)	(7,888)	(11,266)	(20,555)
Net Cash Provided by Financing Activities	148,633	463,196	859,984	25,129
Net Decrease in Cash	(77,330)	(183,718)	(39,857)	(482,811)
Cash at Beginning of Period	156,269	196,126	196,126	678,937

Cash at End of Year of Period	$ 78,939	$ 12,408	$ 156,269	$ 196,126

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$ 3,271	$ 27,666	$ 27,666	$ 1,297

Supplemental Schedule of Noncash Investing
and Financing Activities
Capital lease obligations incurred for
lease of property and equipment	$ -	$ -	$ 24,808	$ 28,379

The accompanying notes are an integral part of these financial statements.

CREATIVE BUSINESS CONCEPTS, INC.

NOTES TO FINANCIAL STATEMENTS

(Information with Respect to September 30, 2004 and to the Nine

Months Ended September 30, 2004 and 2003 is (Unaudited)

NOTE 1 – BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Historical Background – Creative Business Concepts, Inc. was organized by J. Richard Shafer during 1988 and was incorporated by Mr. Shafer on March 24, 1989 as a California corporation. In 1999, Mr. Shafer sold Creative Business Concepts, Inc. to Richton Holding Corp, which became a subsidiary of Deere & Company. Mr. Schafer and certain of his associates continued as employees of the Company through December 28, 2001, when Mr. Shafer and his associates purchased Creative Business Concepts, Inc. from Deere & Company, which is further discussed in Note 2. The accompanying financial statements reflect the assets and the operations of Creative Business Concepts, Inc. (the “Company”) acquired on December 28, 2001.

Nature of Operations – The Company provides consulting services to information technology (“IT”) clients regarding IT networking and security. In addition, the Company provides IT training services to clients. The consulting and training services are provided primarily to government and industry clients in Southern California. The Company also purchases, assembles and sells IT networking hardware and related software and provides network maintenance services. During 2003 the Company began a telecommunications brokerage business, became an agent for competitive local exchange carriers and began brokering local telephone and data transfer services to the Company’s IT consulting clients.

Interim Condensed Financial Statements –  The accompanying unaudited interim condensed financial statements as of September 30, 2004 and for the nine months ended September 30, 2004 and 2003, have been prepared by management of the Company without audit. In the opinion of management, these financial statements reflect all adjustments, consisting only of normal recurring entries, necessary for a fair presentation of financial results for the interim periods. The results of operations presented in the accompanying interim financial statements are not necessarily indicative of the results that may be expected for the full fiscal year ending December 31, 2004.

Use of Estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Business Condition –The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has experienced losses from operations and negative cash flows from operating activities during the years ended December 31, 2002 and 2003 and during the nine months ended September 30, 2004. The Company had a working capital deficiency and a capital deficiency at December 31, 2003 and at September 30, 2004. At December 31, 2003, the Company was in default on its wholesale financing line of credit for failure to meet financial covenants of the credit agreement; however, the default was resolved during July 2004. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

CREATIVE BUSINESS CONCEPTS, INC.

NOTES TO FINANCIAL STATEMENTS

(Information with Respect to September 30, 2004 and to the Nine

Months Ended September 30, 2004 and 2003 is (Unaudited)

Subsequent to December 31, 2003, related parties have provided financing to the Company to fund operations. However, there are no commitments for future financing from related parties or others. Management’s plans include reducing costs and increasing revenues, both in the network consulting business and in the telecommunications brokerage business. In addition, management plans to finance future operations through private or public issuances of the Company’s common stock.  Management cannot assure the ultimate success or favorable outcome of these plans and financing may not be available on terms acceptable to the Company.

Fair Value of Financial Instruments – The carrying amounts reported in the accompanying financial statements for cash, accounts receivable and accounts payable approximate fair values because of the immediate or short-term maturities of these financial instruments. Based on the borrowing rates currently available to the Company for loans with similar terms and average maturities, the carrying amounts of the capital lease obligation, the wholesale financing line of credit and the notes payable to related parties approximate their fair values.

Inventory – Inventory consists of IT networking hardware and software components and is stated at the lower of cost (using the first-in, first-out method) or market value.  Inventory at September 30, 2004, and at December 31, 2003 and 2002 was not material and was charged to cost of sales.

Property and Equipment – Property and equipment consists of computer equipment and office furniture and is carried at the lower of cost or net recoverable value. Depreciation was computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives ranged from 5 to 7 years. Depreciation expense for the nine months ended September 30, 2004 and 2003, and for the years ended December 31, 2003 and 2002 was $58,816, $46,132, $76,347 and $60,374, respectively. Expenditures for maintenance and repairs are charged to expense as incurred. On retirement or disposition of property and equipment the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

Impairment of Long-Lived Assets – The carrying values of the Company's long-lived assets are reviewed for impairment at least annually and whenever events or changes in circumstances indicate that they may not be recoverable. When projections indicate that the carrying value of the long-lived asset is not recoverable, it is reduced by the estimated excess of the carrying value over the projected discounted net future cash flows of the reporting unit using the asset. Based on management’s assessments of estimated future cash flows, no impairment of long-lived assets has been recognized in the accompanying financials statements.

Revenue Recognition – Revenue from IT consulting agreements is recognized over the term the services are performed and upon acceptance by the customer. For agreements that cover a period of time, revenue is recognized over the terms of the time-based service agreements. Payments from customers for future services are deferred and recognized as earned. Revenue from the sale of hardware and software networking components are recognized upon delivery, installation of the components and acceptance by the customer. Telecommunications brokerage commissions are recognized as received.

CREATIVE BUSINESS CONCEPTS, INC.

NOTES TO FINANCIAL STATEMENTS

(Information with Respect to September 30, 2004 and to the Nine

Months Ended September 30, 2004 and 2003 is (Unaudited)

Income Taxes – Upon acquisition of the Company on December 28, 2001 by its current shareholders, the Company and its shareholders elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company has not retained the benefits from federal or state operating loss carry forwards.  Instead, the shareholders have received the benefits from their proportionate share of the Company’s operating losses.  The Company is in the process of becoming a public reporting entity and in connection therewith, it is likely that the Company will obtain more than 75 shareholders, whereupon the S Corporation status will automatically be terminated and the Company will, from that point forward, retain the benefits from its future operating losses and will be taxed on its future earnings. At the date of termination of the S Corporation status, the balance of the accumulated deficit will be reclassified as a reduction of common stock, no par value. The following presents the pro forma effects of the termination of the S Corporation status on stockholders’ deficiency as though the termination had occurred on December 31, 2003:

	Historical	Pro Forma
Stockholders' Deficiency
Common stock , no par value (Distributions in excess of
paid-in capital); 100,000,000 shares authorized;
5,000,000 shares outstanding	$ 150,001	$ (1,099,486)
Accumulated deficit	(1,249,487)	-
Total Stockholders' Deficiency	$ (1,099,486)	$ (1,099,486)

Basic and Diluted Loss per Common Share – Basic and diluted loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding. There were no potentially issuable common shares outstanding during the years ended December 31 2003 or 2002. At September 30, 2004 there were 812,157 shares issuable upon conversion of notes payable to related parties that were excluded from the calculation of diluted loss per common share because their effect would have been anti-dilutive.

NOTE 2 – PURCHASE OF CREATIVE BUSINESS CONCEPTS

On December 28, 2001, Mr. Shafer and his associates purchased Creative Business Concepts, Inc. for one dollar and for the assumption of $1,103,533 of liabilities. The results of operations of the Company are included in the accompanying financial statements from the date of acquisition.

The acquisition has been accounted for as a purchase business combination in accordance with FAS 141, Business Combinations, and the purchase price of $1 has been allocated to the assets acquired and the liabilities assumed based on their estimated fair values. Negative goodwill was not recognized in connection with the acquisition; instead, the excess of the fair value of the net assets acquired over the purchase price was allocated as a pro rata reduction of the amounts that otherwise would have been assigned to the long-term assets. At December 28, 2001, the purchase price was allocated to the assets acquired and the liabilities assumed as follows:

CREATIVE BUSINESS CONCEPTS, INC.

NOTES TO FINANCIAL STATEMENTS

(Information with Respect to September 30, 2004 and to the Nine

Months Ended September 30, 2004 and 2003 is (Unaudited)

Cash	$ 228,937
Accounts receivable	593,385
Property and equipment	242,894
Deposits	38,318
Total Assets Acquired	1,103,534
Accounts payable	147,746
Accrued expenses	135,431
Deferred revenue	565,712
Wholesale financing line of credit	238,147
Obligation under capital lease	16,497
Total Liabilities Assumed	1,103,533
Net Assets Acquired	$ 1

NOTE 3 – ACCOUNTS RECEIVABLE

Management periodically evaluates accounts receivable for collectability and provides an allowance for amounts which may not be realizable. Management has provided an aggregate allowance against accounts receivable of $65,686 and $40,920 as of September 30, 2004 and 2003, respectively. Bad debt expense for the nine months ended September 30, 2004 and 2003 was $0 and $16,450, respectively, and for the years ended December 31, 2003 and 2002 was $32,000 and $35,633, respectively.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	September 30,	December 31,
	2004	2003	2002
Software, externally developed	$ 19,663	$ 19,663	$ 19,663
Equipment	313,478	313,478	259,802
Furniture and fixtures	49,850	49,850	25,043
Vehicles	-	12,080	12,080
Leasehold improvements	9,376	9,376	9,376
Total Property and Equipment	392,367	404,447	325,964
Less: accumulated depreciation	(186,840)	(136,722)	(60,374)
Net Property and Equipment	$ 205,527	$ 267,725	$ 265,590

CREATIVE BUSINESS CONCEPTS, INC.

NOTES TO FINANCIAL STATEMENTS

(Information with Respect to September 30, 2004 and to the Nine

Months Ended September 30, 2004 and 2003 is (Unaudited)

NOTE 5 – WHOLESALE FINANCING CREDIT LINE

On June 27, 2002, the Company renewed a wholesale financing agreement with a finance company for purchases of computer hardware and software from one vendor for resale to customers. Under the terms of the financing agreement, a line of credit was established with the finance company, which is secured by substantially all the Company’s assets and is guaranteed by the Company’s stockholders. Advances under the line of credit are provided as the Company purchases inventory. Principal and interest under the line of credit are due on the earlier of the date the related inventory is sold or 60 days after the date of the advance. The interest rate varies for each advance and was 18% per annum at December 31, 2003. However, no interest is due if the amount advanced is paid within the 60 days. The aggregate amount due under the line of credit was $145,223, $180,081 and $183,831 at September 30, 2004 and December 31, 2003 and 2002, respectively.

Under the wholesale financing agreement the Company was required to maintain a tangible net worth of not less than $700,000 plus 50% of the prior year’s net income to maintain a debt to tangible net worth ratio, excluding subordinated debt, of 3-to-1. On January 16, 2004, the finance company notified the Company that it was in default of the financial covenants required under the wholesale financing agreement because of the Company’s failure to maintain the required financial ratios. Under the terms of the agreement, the finance company has the right to declare all or part of the amount borrowed under the line of credit due and payable, charge a default financing interest rate of an additional 3 percent, and take possession of the Company’s assets.

During July 2004, the Company entered into a new wholesale financing agreement with the same finance company.  The new agreement provides the Company with a $300,000 line of credit without any of the tangible net worth debt covenants that were in the prior agreement. Concurrently, the default under the prior agreement was cured. In connection with the new wholesale financing agreement, SRS Insurance Services, Inc., an affiliate of certain shareholders and the chairman of the board of directors, provided a $300,000 deposit with a bank under which the bank issued an irrevocable letter of credit to the finance company guaranteeing the new wholesale financing agreement.

NOTE 7 – NOTES PAYABLE TO RELATED PARTIES

From the date of its acquisition, the Company has financed its operations through several unsecured, due-on-demand loans from its four stockholders originating between December 28, 2001 and June 2004. Amounts borrowed from the stockholders bear interest at 8% per annum, with interest payments due monthly. Aggregate principal balances of notes payable to related parties were $1,275,000 and $400,000 at December 31, 2003 and 2002, respectively. During January 2004, the notes payable to the stockholders together with related accrued interest were subordinated to the wholesale financing agreement.

Subsequent to December 31, 2003, the Company received $195,000 in proceeds under the terms of additional 8% unsecured demand promissory notes payable to the stockholders with interest due monthly. The Company has not made the required interest payments on the notes payable to related parties. Unpaid accrued interest due to related parties of $154,313 and $75,665 is included in accrued liabilities in the accompanying balance sheet at September 30, 2004 and December 31, 2003, respectively.

CREATIVE BUSINESS CONCEPTS, INC.

NOTES TO FINANCIAL STATEMENTS

(Information with Respect to September 30, 2004 and to the Nine

Months Ended September 30, 2004 and 2003 is (Unaudited)

During September 2004, the Company modified the terms of notes payable to related parties totaling $1,470,000. The modified 8% notes are convertible into the Company’s common stock, at the option of the holder, after September 30, 2005 through September 21, 2007 at a rate of $2.00 per share. Interest and principal under the convertible notes payable are due in total on September 30, 2007, if not converted earlier. There was no beneficial conversion option associated with the modified notes because the conversion price exceeds the estimated fair value of the underlying common stock.

NOTE 8 – LEASE COMITTMENTS

Capital Leases – The Company leases equipment and furniture under the terms of capital lease agreements. Furniture and equipment under capital leases are included in property and equipment in the accompanying financial statements and consisted of the following:

December 31,	2004	2003	2002
Equipment	$ 28,379	$ 28,379	$ 28,379
Furniture	24,808	24,808	-
Less: accumulated depreciation	(8,645)	(17,883)	(6,356)
Net Equipment Under Capital Leases	$ 39,775	$ 35,304	$ 22,023

Operating Leases – The Company leases its main facility, consisting of 23,251 square feet of office space and a separate 1,508 square-foot training facility under the terms of a 5-year property lease expiring at the end of February 2006. Minimum monthly rent payments, including common area maintenance and insurance were $42,054 during 2002 and $46,705 during 2003. Beginning in February 2004, minimum monthly rental payments due under the lease are $24,436, increasing to $33,041 through the end of the term of the lease. Rent is charged to operating expense on a straight-line basis during each annual period where contractual increases or decreases affect rental payments. Rental expense for the years ended December 31, 2003 and 2002 was $439,128 for each year.  The Company leased additional separate office space on a month to month basis beginning April 2004, for $900 per month.  Rent expense under this month-to-month lease was $5,400. The Company leases other equipment under terms of operating leases expiring through 2007.

Future minimum lease payments for capital and operating leases are as follows:

For the Years Ending December 31,	Capital Leases	Operating Leases
2004	$ 19,194	$ 327,059
2005	11,400	398,601
2006	5,833	72,240
2007	5,833	1,026
2008	1,945	-
Total Minimum Lease Payments	44,205	$ 798,926
Less: Amount representing interest	(6,342)
Present value of minimum lease payments	37,863
Less: current portion	(15,193)
Obligation Under Capital Lease, Long-Term	$ 22,670

CREATIVE BUSINESS CONCEPTS, INC.

NOTES TO FINANCIAL STATEMENTS

(Information with Respect to September 30, 2004 and to the Nine

Months Ended September 30, 2004 and 2003 is (Unaudited)

As of September 30, 2004, the total minimum operating lease payments were $488,819 and the present value of minimum lease payments for capital leases was $26,354.

NOTE 9 – COMMON STOCK

On December 21, 2004 the Company affected a 5,000-for-1 forward stock split. The financial statements have been retroactively restated for all periods presented for the effects of the stock split.

The Company issued 5,000,000 shares of common stock for $150,000 of cash, or $0.03 per common share, on December 28, 2001.

During December 2004, the Company issued 125,000 common shares for $125,000 cash or $1.00 per share which was received from third party investors under the terms of a private placement memorandum. There were no unstated rights or privileges associated with the issuance.

NOTE 10 –SEGMENT INFORMATION

Management of the Company has identified the following reportable business segments.  Prior to October 2003, the Company operated solely in the IT consulting, security and training segment. Beginning in October 2003, the Company began operations in its newly developed telecom segment. Both business segments are operated in Southern California. As of December 31, 2003, no revenue had been recognized from the telecom segment. Information regarding the operations and assets of the reportable business segments follows:

For the Year Ended December 31, 2003	IT Consulting	Telecom		Total
Revenue from services provided and products sold	$ 4,701,265	$ -		$ 4,701,265
Cost of services provided and products sold	(3,566,037)	-		(3,566,037)
Depreciation	(76,347)	-		(76,347)
Other selling, general and administrative expense	(1,813,469)	(197,375)		(2,010,844)
Interest expense, net	(74,123)	-		(74,123)
Segment Loss	$ (828,711)	$ (197,375)		$ (1,026,086)
Segment Assets at December 31, 2003	$ 1,334,703	$ -		$ 1,334,703

For the Period Ending September 30, 2004	IT Consulting	Telecom		Total
Revenue from services provided and products sold	$ 3,750,585	$ 38,342		$ 3,788,927
Cost of services provided and products sold	(2,690,632)	-		(2,690,632)
Depreciation	(51,974)	(6,873)		(58,847)
Other selling, general and administrative expense	(1,238,183)	(234,953)		(1,473,136)
Interest expense, net	(72,874)	(9,593)		(82,467)
Other income	3,494			3,494
Segment Loss	$ (299,584)	$ (213,077)	#	$ (512,661)
Segment Assets at September 30, 2004	$ 1,156,817	$ -		$ 1,156,817

PART II INFORMATION NOT REQUIRED TO BE INCLUDED IN PROSPECTUS

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article  VIII  of  our By-laws provides, pertinent part, that except as expressly provided to the contrary, CBC shall indemnify all of its officers and directors, past, present and future,  against  any  and  all expenses incurred by them, and each of them including but not limited to legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of this Corporation.

Article  FOURTH of  our  Articles  of  Incorporation states, in pertinent part, that CBC shall, to the fullest extent permitted by the General Corporation Law of the State of California,  as the same may be amended and supplemented, indemnify any and all  persons  whom  it  shall  have power  to indemnify under said Law from and against  any  and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for in the Articles shall not be  deemed  exclusive  of  any  other  rights  to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Under the foregoing provisions of our Articles of Incorporation and By-Laws, each  person who is or was a director or officer shall be indemnified by us to the full extent  permitted  or  authorized  by  the General Corporation Law of California. Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against such person by reason of the fact that such person is a director or officer of CBC, such person shall be indemnified against expenses, including attorneys’ fees, reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit or a criminal suit or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including  attorneys’ fees), and (2) judgments, fines and amounts paid in settlement if such person acted in  good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action, had no reasonable cause to believe such person’s conduct was unlawful.

If unsuccessful in defense of a suit brought by or under the right of CBC, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys’ fees) incurred in the defense or settlement of such suit if such person acted in good faith and in a manner  such  person  reasonably  believed to be in, or not opposed to, our best interests, except that if such a person is adjudicated to be liable in such suit for  negligence  or misconduct  in the performance of such person’s duty to us, such  person  cannot be made whole even for expenses unless the court determines that  such  person  is fairly and reasonably entitled to be indemnified for such expenses.

As soon as may be practicable, we expect to cover our officers and directors by officers’ and directors’ liability insurance in an amount to be determined by the Board of Directors which will include reimbursement for costs and fees. We expect to enter into Indemnification  Agreements with each of our executive officers and directors which will provide for reimbursement for all direct and indirect costs of any type or nature whatsoever (including attorneys’ fees and related disbursements) actually and reasonably incurred in connection with either the investigation, defense  or  appeal  of  a  Proceeding, as defined, including  amounts  paid in settlement by or on  behalf  of  an Indemnities.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following sets forth the estimated costs and expenses, all of which shall be borne by the Company, in connection with the offering pursuant to this Registration Statement:

SEC Registration Fees	$ 634
Legal Fees and Expenses	35,000
Accounting fees and expenses	25,000
Blue sky filing fees and printing	10,000
Miscellaneous	2,575

TOTAL:	$ 73,163

RECENT SALES OF UNREGISTERED SECURITIES

During December, 2004 we have sold a total of 125,000 shares of  common  stock  without  registration  pursuant to the exemptions afforded by Regulation  D  resulting  in  gross  proceeds  of  $125,000. These sales were undertaken under Rule 506 of Regulation D under the Securities Act, as amended, by the fact that:

The sales were made to sophisticated or accredited investors, as defined in Rule 502;

We gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information  furnished;

At a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

Neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

We exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act in compliance with Rule 502(d).

We utilized the services of finders in placing the 125,000 shares of common stock. We did not utilize the services of brokers or underwriters. The Offering was self-underwritten. The Offering expenses were approximately 15% of the gross Offering proceeds.

ADDITIONAL INFORMATION

Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the Registration Statement. A copy of the Registration Statement and the exhibits and schedules that were filed with the Registration Statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

EXHIBITS

Exhibit No.

Description

3(i)

Articles of Incorporation*

3(ii)

Bylaws*

5

Opinion on Legality*

23

Consent of Hansen, Barnett & Maxwell     Filed herewith

*

Filed with the Form SB-2 filed on January 5, 2005

UNDERTAKINGS

The Registrant hereby undertakes that it will:

(1)

File,  during  any  period  in  which  it  offers  or  sells  securities, a post-effective  amendment  to  this  registration  statement  to:

(i)

Include any prospectus required by Section 10(a) (3) of the Securities Act;

(ii)

Reflect in the prospectus any facts of events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities  offered  (if  the total dollar value of securities offered would not exceed  that which was registered) and any deviation from the low or high end of the  estimated maximum offering range may be reflected in the form of prospectus filed  with  the  Commission  pursuant  to Rule 424(b) if, in the aggregate, the changes  in  volume and price represent no more than a 20% change in the maximum offering  price  set forth in the “Calculation of Registration Fee” table in the effective  registration  statement;  and

(iii)

Include any additional or changed material information on the plan of distribution.

(2)

For  determining  any  liability  under  the  Securities  Act,  treat  each post-effective  amendment  as  a  new  registration  statement of the securities offered,  and the offering of the securities at that time to be the initial bona fide  offering.

(3)

File  a  post-effective  amendment  to  remove from registration any of the securities  that  remain  unsold  at  the  end  of  the  offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Irvine, State of California, on December 30, 2004.

CREATIVE BUSINESS CONCEPTS, INC.

/s/ J. Richard Shafer

BY:  _____________________________

NAME:  J. RICHARD SHAFER

TITLE:  President; Chief Executive Officer; Director

POWER OF ATTORNEY

We the undersigned officers and directors of CREATIVE BUSINESS CONCEPTS, INC., hereby severally constitute and appoint J. RICHARD SHAFER and DAVID NOYES, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and ever act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to and in accordance with the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE

TITLE

DATE

/s/  J. Richard Shafer

President; Chief Executive Officer;

January 7, 2005

Director

/s/  David L. Parker

Secretary; Chairman of the Board

January 7, 2005

/s/  James C. Brooks

Director

January 7, 2005

/s/  David Noyes

Chief Financial Officer

January 7, 2005

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